================================================================================


                        SUPER VISION INTERNATIONAL, INC.

                     --------------------------------------



                            STOCK PURCHASE AGREEMENT

                         Dated as of September 25, 1996


                     ---------------------------------------


                              Class A Common Stock
                                 $.001 Par Value



================================================================================

                                TABLE OF CONTENTS
                                                                            Page

     ARTICLE I      PURCHASE AND SALE OF SHARES AND WARRANTS.................  2

          1.1       Purchase and Sale of Shares and Warrants.................  2
          1.2       Purchase Price...........................................  2
          1.3       Warrants.................................................  2
          1.4       Issue Taxes..............................................  3

     ARTICLE II     REPRESENTATIONS AND WARRANTIES
                    OF THE CORPORATION.......................................  3

          2.1       Incorporation; Subsidiaries..............................  3
          2.2       Authorization............................................  3
          2.3       Conflicts................................................  4
          2.4       Capitalization...........................................  4
          2.5       Securities Filings.......................................  6
          2.6       Financial Statements.....................................  6
          2.7       Taxes....................................................  8
          2.8       Title; Sales Arrangements; Defaults......................  8
          2.9       Employee Benefit Plans...................................  9
          2.10      Insurance................................................  9
          2.11      Disputes and Litigation..................................  9
          2.12      Compliance With Law; Licenses; Franchises................ 10
          2.13      Distributorship Agreement................................ 11
          2.14      Private Placement........................................ 11
          2.15      Disclosure............................................... 11

     ARTICLE III    REPRESENTATIONS AND WARRANTIES
                    OF THE PURCHASER......................................... 11

          3.1       Incorporation............................................ 11
          3.2       Authorization............................................ 11
          3.3       Conflicts................................................ 12
          3.4       Private Placement........................................ 12

     ARTICLE IV     PRE-CLOSING COVENANTS.................................... 13

          4.1       General Conduct of Business.............................. 13
          4.2       Capitalization........................................... 13
          4.3       Due Diligence; SEC Filings............................... 14
          4.4       Lien Searches............................................ 14
          4.5       Notification of Certain Matters.......................... 15
          4.6       Termination/Modification of Sales Agreements............. 15
          4.7       Forbearance.............................................. 15

     ARTICLE V      CLOSING.................................................. 16

          5.1       Time and Place of Closing................................ 16
          5.2       Delivery of Shares; Warrants............................. 16
          5.3       Delivery of Purchase Price............................... 16

     ARTICLE VI     CONDITIONS PRECEDENT TO

                    OBLIGATIONS OF THE PURCHASER............................. 16

          6.1       Opinion of Counsel to the Corporation.................... 16
          6.2       Representations; Warranties; Covenants................... 18
          6.3       Certified Resolutions.................................... 18
          6.4       Consents................................................. 19
          6.5       Registration Rights Agreement............................ 19
          6.6       Distributorship Agreement................................ 19
          6.7       Sales Agreements......................................... 19
          6.8       Litigation............................................... 19
          6.9       Other Certificates....................................... 19

     ARTICLE VII    CONDITIONS PRECEDENT TO
                    OBLIGATIONS OF THE CORPORATION........................... 20

          7.1       Opinion of Counsel to the Purchaser...................... 20
          7.2       Representations; Warranties; Covenants................... 21
          7.3       Certified Resolutions.................................... 21
          7.4       Distributorship Agreement................................ 21
          7.5       Other Certificates....................................... 21

     ARTICLE VIII   POST-CLOSING COVENANTS OF THE
                    CORPORATION.............................................. 21

          8.1       Rights to Purchase Additional Stock...................... 21
          8.2       Right of First Refusal................................... 23
          8.3       Board Representation..................................... 25
          8.4       Sales Agreements......................................... 25

     ARTICLE IX     TERMINATION.............................................. 25

          9.1       Termination.............................................. 25
          9.2       Effect of Termination.................................... 26

     ARTICLE X      INDEMNIFICATION.......................................... 26

          10.1      Basis of Indemnity....................................... 26
          10.2      Procedures for Indemnification........................... 26
          10.3      Payment of Indemnity..................................... 27

     ARTICLE XI     MISCELLANEOUS............................................ 27

          11.1      Notices.................................................. 27
          11.2      Survival of Representations.............................. 28
          11.3      Entire Agreement......................................... 28
          11.4      Further Action........................................... 28
          11.5      Benefit of Agreement..................................... 29
          11.6      Expenses................................................. 29
          11.7      Governing Law............................................ 29
          11.8      Captions................................................. 29
          11.9      Brokerage................................................ 29
          11.10     Counterparts............................................. 29

     Exhibit A:     Initial Warrant Certificate
     Exhibit B:     Supplemental Warrant Certificate

     Exhibit C:     Registration Rights Agreement
     Exhibit D:     Distributorship Agreement
     Schedule 1:    Capitalization
     Schedule 2:    Sales Agreements
     Schedule 3:    Liens

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT dated as of the 25th day of September, 1996, by and between SUPER VISION INTERNATIONAL, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), and HAYWARD INDUSTRIES, INC., a corporation duly organized and validly existing under the laws of the State of New Jersey (hereinafter referred to as the "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, the Corporation is engaged in the business of manufacturing, developing, designing and marketing fiber optic products with application in, among other areas, the pool, spa and hot tub business (hereinafter referred to as the "Products"); and

     WHEREAS, contemporaneously with Closing (as hereinafter defined) pursuant to this Agreement, the Corporation desires, among other matters, to appoint Hayward Pool Products, Inc., a wholly- owned subsidiary of the Purchaser, as its exclusive, worldwide distributor for the Products through the swimming pool, spa and hot tub business, and the Purchaser desires to procure such appointment upon the terms and subject to the provisions of a distributorship agreement (hereinafter defined as the "Distributorship Agreement") as hereinafter provided; and

     WHEREAS, in order to provide funds for the operation and expansion of its business, without limitation so as to enable the Corporation to fulfill its obligations under the Distributorship Agreement, the Corporation desires to issue, sell and deliver to the Purchaser the number of shares (hereinafter referred to as the "Shares") of the class A common stock, $.001 par value (hereinafter referred to as the "Class A Common Stock"), of the Corporation hereinafter identified, and, in consideration of the covenants and agreements of the Purchaser hereunder, to issue and deliver to the Purchaser warrants (hereinafter referred to, collectively, as the "Warrants"), respectively, to acquire an equal number of shares (hereinafter referred to as the "Initial
Warrant Shares") of Class A Common Stock, and further to acquire certain additional shares (together with the Initial Warrant Shares, hereinafter referred to as the "Warrant Shares") of Class A Common Stock in the event of exercise of the rights to acquire securities of the Corporation specified therein, and the Purchaser desires to purchase and acquire the Shares, together with Warrants, upon the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                    PURCHASE AND SALE OF SHARES AND WARRANTS

     1.1 Purchase and Sale of Shares and Warrants.

     Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and covenants herein contained, effective at Closing the Corporation hereby agrees to issue, sell and deliver to the Purchaser 249,480 shares of Class A Common Stock, and the Purchaser hereby agrees to purchase, acquire and accept the Shares from the Corporation.

     1.2 Purchase Price.

     (a) The purchase price (hereinafter referred to as the "Purchase Price") for the Shares shall be $2,000,000.

     (b) The Purchaser has heretofore delivered to Messrs. Krugman, Chapnick & Grimshaw, as escrow agent (hereinafter referred to as the "Escrow Agent"), the amount of $250,000 (hereinafter referred to as the "Deposit"), which shall be held pursuant to the terms and conditions set forth in Section 1 (hereinafter referred to as the "Escrow Agreement") of the letter dated June 24, 1996 (hereinafter referred to as the "Letter of Intent"), and which shall be applied as hereinafter set forth (subject to the terms of the Escrow Agreement). In the event of the occurrence of Closing: (i) the Corporation and the Purchaser shall, jointly, so notify the Escrow Agent, in writing, and the Deposit shall be delivered to the Corporation by wire transfer of funds directed to the Corporation's account specified in such notice by the Corporation, and (ii) the Purchaser shall deliver to the Corporation, by wire transfer of funds directed to the Corporation's account specified as aforesaid, the amount of the difference between the Purchase Price and the Deposit (exclusive of all interest thereon, if any). The parties acknowledge and agree that the foregoing instructions contemplated under clause (i) immediately preceding are intended in furtherance of the Escrow Agreement, the provisions of which remain and shall remain in full force and effect (except that the reference under Paragraph (b) thereof to "expiration of the Settlement Period" shall be deemed to refer to the Termination Date [as hereinafter defined]).

     1.3 Warrants.

     In consideration of the covenants and agreements of the Purchaser set forth herein, including, without limitation, the execution and delivery of the Distributorship Agreement at Closing, the Corporation shall issue and deliver the Warrants to the Purchaser, such Warrants to be evidenced by: (x) the form of the warrant certificate attached hereto as Exhibit A (the Warrants evidenced by the Warrant Certificate contemplated by Exhibit A hereinafter referred to as the "Initial Warrants"); and (y) the form of warrant certificate attached hereto as Exhibit B (the

Warrants evidenced by the Warrant Certificate contemplated by Exhibit B hereinafter referred to as the "Protective Warrants"; both such warrant certificates hereinafter referred to, collectively, as the "Warrant Certificates").

     1.4 Issue Taxes.

     The Corporation shall pay the taxes and governmental fees in connection with: (a) the issuance, sale, or delivery by the Corporation to the Purchaser of the Shares and the Warrants and (b) the execution and delivery of this Agreement and any other documents or instruments executed and delivered at the Closing. The Corporation shall hold each holder of the Shares and the Warrants harmless, without limitation as to time, against any and all liabilities with respect to any such taxes and fees. The obligations under this Section 1.4 shall survive any transfer of the Shares and the Warrants, or any of them, and the termination of this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                               OF THE CORPORATION

     The Corporation hereby represents, warrants and covenants that:

     2.1 Incorporation; Subsidiaries.

     The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or hold under lease the assets and properties which it owns or holds under lease and to perform all its obligations under the agreements to which it is a party, including, without limitation, this Agreement and the other Principal Documents (as hereinafter defined). The Corporation is qualified as a foreign corporation in good standing in each other jurisdiction wherein the failure so to qualify would, individually or in the aggregate, have a material adverse effect on its business, properties, operations, income, assets, prospects or condition, financial or otherwise (hereinafter referred to as the "Corporation's business or condition"). The copies of the certificate of incorporation and by-laws of the Corporation which have been delivered to the Purchaser by the Corporation are complete and correct. The Corporation does not, directly or indirectly, hold any capital stock or other proprietary interest, beneficially or of record, in any corporation, partnership, joint venture, business trust or other legal entity.

     2.2 Authorization.

     The execution and delivery by the Corporation of this Agreement, the Distributorship Agreement, the Warrant Certificates, and each of them, and (as hereinafter defined) the Registration

Rights Agreement (this Agreement, the Distributorship Agreement, the Warrant Certificates and the Registration Rights Agreement being herein referred to, collectively, as the "Principal Documents"), the performance by the Corporation of its covenants and agreements under the Principal Documents, and each of them, and the consummation by the Corporation of the transactions contemplated by the Principal Documents, and each of them, have been duly authorized by all necessary corporate action. When executed and delivered by the Corporation, the Principal Documents, and each of them, shall constitute the valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies, whether considered in an action at law or a proceeding in equity.

     2.3 Conflicts.

     Neither the execution and delivery of the Principal Documents, nor any of them, nor the consummation of the transactions contemplated in the Principal Documents, or any of them, will violate any provision of the certificate of incorporation or by-laws of the Corporation or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government, or governmental agency or instrumentality, domestic or foreign, binding upon the Corporation, or conflict with or result in any breach of or event of termination under any of the terms of, or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, the terms of any contract or agreement to which the Corporation is a party or by which the Corporation or any of its properties or assets is bound. No consents, approvals or authorizations or filings or registrations with any governmental agency or authority or any other person or entity are required in connection with the execution and delivery of the Principal Documents, or any of them, by the Corporation or the consummation by the Corporation of the transactions contemplated hereby or thereby.

     2.4 Capitalization.

     (a) The authorized capital stock of the Corporation consists of: (x) 5,000,000 shares of preferred stock, $.001 par value (hereinafter referred to as the "Preferred Stock"), none of which are issued and outstanding as of the date of this Agreement; (y) 16,610,866 shares of Class A Common Stock, of which 1,431,466 shares are issued and outstanding as of the date of this Agreement and an aggregate of 5,656,891 shares (prior to giving effect to the issuance of the Shares) are reserved for issuance pursuant to exercise of the warrants and options hereinafter identified; and (z) 3,389,134 shares of class B common stock, $.001 par value (hereinafter referred to as the "Class B Common Stock", and, together with the Class A Common Stock, the "Common Stock"), of which 3,375,134 are issued and outstanding as of the date of this Agreement. All of the outstanding shares of Common Stock have been validly issued and are fully-paid and non-assessable, and the Shares, when issued and delivered in accordance with this Agreement, will be validly issued, fully-paid and non-assessable shares of Common Stock, free and clear of any mortgage, deed of trust, pledge, lien, security interest or any charge or encumbrance of any nature granted by the Corporation. The Corporation does not hold any shares of Preferred Stock, or any shares of Common Stock, as treasury stock. The Corporation has duly reserved for issuance from the authorized but unissued Common Stock such number of shares thereof sufficient for issuance under this Agreement. There are no preemptive rights with respect to any shares of the capital stock of the Corporation, including, without limitation, the Shares or the Warrant Shares, or any of them.

     (b) There are no subscriptions, warrants, options, calls, commitments by or agreements to which the Corporation is bound relating to the issuance or purchase of any shares of Preferred Stock, and no such subscriptions, warrants, options, calls, commitments by or agreements to which the Corporation is bound relating to the issuance or purchase of any shares of Common Stock except for:
(w) 139,391 shares of Class A Common Stock reserved for issuance upon exercise of outstanding options as of the date hereof (hereinafter referred to as the "Employee Options") granted under the Corporation's existing stock option plan,
(x) 120,000 shares of Class A Common Stock reserved for issuance upon exercise of the Corporation's Unit Purchase Options identified on Schedule 1 attached hereto (hereinafter referred to as the "Unit Purchase Options"), (y) 1,797,500 shares of Class A Common Stock reserved for issuance upon exercise of the Corporation's Class A Warrants identified on Schedule 1 attached hereto (hereinafter referred to as the "Class A Warrants"), including Class A Warrants issuable upon exercise of Unit Purchase Options, and (z) 3,300,000 shares of Class A Common Stock reserved for issuance upon exercise of the Class B Warrants identified on Schedule 1 attached hereto (hereinafter referred to as the "Class B Warrants"), including Class B Warrants issuable upon exercise of Class A Warrants and Unit Purchase Options. Except as set forth on Schedule 1, no event has occurred which will cause any adjustment in any conversion or exercise price or ratio with respect to any such securities pursuant to any anti-dilution provisions thereunder, nor, as a result of any such event, will the number of shares of Common Stock issuable upon such conversion or such exercise, as the case may be, be subject to adjustment. Except as set forth on Schedule 1, no such conversion or exercise price or ratio will be subject to adjustment as a consequence of the transactions contemplated by the Principal Documents, nor, as a consequence of such consummation, will the numbers of shares of Common Stock issuable upon such conversion or such exercise, as the case may be, be subject to adjustment. There are no contracts, agreements, arrangements (written or oral) or other documents to which the Corporation is a party regulating or controlling or otherwise affecting the voting or disposition of any shares of stock of the Corporation, or the management thereof, except as set forth in Schedule 1. The Corporation has not extended any demand or incidental registration rights under the Securities Act of 1933, as amended (hereinafter referred to as the "Securities Act"), except as set forth in Schedule 1.

     2.5 Securities Filings.

     The Corporation has, on a timely basis, since March 24, 1994, made all filings with the Securities and Exchange Commission (hereinafter referred to as the "Commission") that it has been required to make under the Securities Act of 1933, as amended (hereinafter referred to as the "Securities Act") and the rules and regulations thereunder and the Securities and Exchange Act of 1934, as amended (hereinafter referred to as the "Exchange Act"), and the rules and regulations thereunder. The Corporation has provided to the Purchaser a complete and correct copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, its Quarterly Reports on Form 10-Q for the quarters ended, respectively, March 31 and June 30, 1996 and its proxy statement dated May 20, 1996 (hereinafter referred to, collectively, as the "Current SEC Reports"). The Current SEC Reports comply in all material respects with the requirements of the Exchange Act, and none of the Current SEC Reports contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.6 Financial Statements.

     (a) The Corporation has delivered to the Purchaser (i) the balance sheets of the Corporation as and at December 31, 1995 and 1994, and the related statements of operations for the fiscal years then ended, accompanied, in each case, by the report of Coopers & Lybrand, L.L.P. (hereinafter referred to as the "Accountant") with respect thereto (hereinafter referred to as the "Audited Financial Statements") and (ii) the unaudited balance sheets of the Corporation as and at June 30, 1996 and 1995, and the related unaudited statements of operations for the six months then ended, respectively (hereinafter referred to as the "Interim Financial Statements", and together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods to which such financial statements relate, except as otherwise indicated therein and except, in the case of the Interim Financial Statements, as permitted by the requirements of Form 10-Q. The Financial Statements fully and fairly present, in conformity with such principles as so utilized, the financial position and results of operations of the Corporation, and the changes in their cash flows, at the dates shown and for the periods therein specified. The balance sheets constituting a part of the Financial Statements fully and fairly present as and at the dates thereof all liabilities of the Corporation of the types normally reflected in balance sheets as and at the dates thereof. Other than (in the case of the Interim Financial Statements) year-end audit adjustments on a basis comparable to past practice, all adjustments necessary to present fully and fairly the financial position and results of operations of the Corporation, and the changes in its financial position, for such periods have been included in the Financial Statements. Except to the extent disclosed in the Financial Statements, the Corporation does not have any liabilities, whether accrued, absolute, contingent, or otherwise, whether due or to become due and whether the amount thereof is readily ascertainable or not, which, individually or in the aggregate, might be materially adverse to the Corporation's business or condition.

     (b) Subsequent to June 30, 1996, the Corporation has not:

          (i) declared, set aside or made any payment or distribution upon any capital stock or, directly or indirectly, purchased, redeemed or otherwise acquired or disposed of any shares of capital stock;

          (ii) incurred any liability or obligation under agreements or otherwise, except current liabilities entered into or incurred in the ordinary course of business consistent with past practice; issued any equity securities or rights with respect to equity securities; issued any notes or other corporate debt securities or paid or discharged any outstanding indebtedness, except in the ordinary course of business consistent with past practice; or mortgaged, pledged or subjected to any Lien (as hereinafter defined) any of its assets or properties;

          (iii) entered into any transaction other than in the ordinary course of business consistent with past practice, except in connection with the execution and performance of this Agreement or the other Principal Documents and the transactions contemplated hereby and thereby;

          (iv) suffered any damage, destruction, or loss to any of its assets or properties (whether or not covered by insurance); or

          (v) suffered any material adverse change in the Corporation's business or condition;

and, since June 30, 1996, there has been no occurrence, circumstance or combination thereof which, individually or in the aggregate, might be expected to result in any such material adverse change. For purposes of this Agreement, the term "Lien" shall be defined to mean any mortgage, deed of trust, security interest, pledge, lien, or other charge or encumbrance of any nature except: (a) liens for taxes, assessments, or governmental charges or levies not yet due and delinquent, (b) liens consisting of zoning or planning restrictions, easements, permits, any other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Corporation or the Subsidiaries, respectively, and (c) as expressly set forth in the Financial Statements (or the notes thereto).

     2.7 Taxes.

     The Corporation has filed or caused to be filed all federal, state, municipal and other tax returns, reports and declarations required to be filed by it, so as to prevent any valid Lien on its assets or properties and has paid or shall pay all taxes which have been or shall become due with respect to the periods covered by said returns or pursuant to any assessment received by it in connection therewith. All assessments and charges (including penalties and interest, if any) related to periods ended on or before December 31, 1995 have been or will be paid by the Corporation, including any necessary adjustments with state and local tax authorities, and no deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof. Adequate provision has been made in the Financial Statements for the payment of all then accrued and unpaid federal and other taxes of the Corporation and the Subsidiaries whether or not yet due and payable and whether or not disputed by the Corporation or any Subsidiary.

     2.8 Title; Sales Arrangements; Defaults.

     The Corporation has good, valid, and marketable title to all of its assets and properties, in each case, except as set forth on Schedule 3 annexed hereto, free and clear of all Liens; and, without limiting the foregoing, has good, valid and marketable title to all of its assets and properties shown on the consolidated balance sheet as and at June 30, 1996 included in the Interim Financial Statements, in each case free and clear of all Liens, except for such assets and properties disposed of in the ordinary course of business since that date. The Corporation leases or owns all properties and assets necessary for the operation of its business as currently conducted. No event has occurred, or, is alleged to have occurred, which constitutes, or with lapse of time or giving of notice or both would constitute, a default or a basis for a claim of force majeure or other claim of excusable delay or non-performance under any contract or other arrangement to which the Corporation is a party, which, individually or in the aggregate, would have a material adverse effect on the Corporation's business or condition. Set forth on Schedule 2 annexed hereto is a list of all sales agency, distributorship, manufacturer's representative and similar arrangements with respect to the Products, or any of them (hereinafter referred to as the "Sales Agreements"), together with the territory and products covered thereby and the expiration date thereof, true and complete copies of which have been delivered by the Corporation to the Purchaser.

     2.9 Employee Benefit Plans.

     All pension, profit-sharing, bonus, incentive, welfare, or other employee benefit plans within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), in which the employees of the Corporation participate (such plans and related trusts, insurance, and annuity contracts, funding media, and related agreements and arrangements, other than any "multiemployer plan" (within the meaning of section 3(37) of ERISA) being hereinafter referred to as the "Benefit Plans", and such multiemployer plans being hereinafter referred to as the "Multiemployer Plans") comply in all material respects with all requirements of the Department of Labor and the Internal Revenue Service promulgated under ERISA and with all other applicable laws. The Corporation has not taken or failed to take any action with respect to either the Benefit Plans or the Multiemployer Plans which might create any liability on the part of the Corporation; no Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA)(hereinafter referred to as the "Defined Benefit Plans") or Multiemployer Plan has incurred an "accumulated funding deficiency" (within the meaning of section 412(a) of the Internal Revenue Code of 1986, as amended [hereinafter referred to as the "Code"]), whether or not waived; no "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Defined Benefit Plan or any Multiemployer Plan; no "prohibited transaction" (within the meaning of section 406 of ERISA or section 4975(c) of the Code) has occurred with respect to any Benefit Plan or any Multiemployer Plan; and the excess of the aggregate present value of accrued benefits of the Defined Benefit Plans is not more than the aggregate value of the assets of such plans. Each "fiduciary" (within the meaning of section 3(21)(A) of ERISA) as to each Benefit Plan and as to each Multiemployer Plan has complied in all material respects with the requirements of ERISA and all other applicable law in respect of each such Plan.

     2.10 Insurance.

     The Corporation maintains insurance policies covering all of its assets and properties and general public liability insurance and product liability insurance, providing such coverage and in such amounts as are customarily carried by companies engaged in similar businesses and owning similar properties and assets in the same general areas in which the Corporation competes. Such policies are in full force and effect, all premiums due thereon have been paid, and the Corporation has complied with the provisions of such policies.

     2.11 Disputes and Litigation.

     There is no action, suit, proceeding, or claim, pending or threatened before any court, government or governmental agency or instrumentality, domestic or foreign, and no investigation by any court or government or governmental agency or instrumentality, domestic or foreign, pending or threatened, against the Corporation, nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award, or other order of any court or government or governmental agency or instrumentality, domestic or foreign, against the Corporation, in each case which would, individually or in the aggregate, have a material adverse effect on the Corporation's business or condition. The use by the Corporation of its assets and the conduct of its business do not involve infringement or, to the best of the Corporation's knowledge, claimed infringement, of any patent, trademark, servicemark, tradename, copyright, license or similar right.

     2.12 Compliance With Law; Licenses; Franchises.

     (a)  The  Corporation  has  (or  has  made  timely   application  for)  all
franchises, licenses, permits and other governmental and non-governmental approvals necessary to enable it to carry on its business as currently conducted. All such franchises, licenses, permits, and governmental and other approvals (other than those with respect to which timely application is pending) are in full force and effect, there has been no default or breach thereunder, and there is no pending or, to the best of the Corporation's knowledge, threatened proceeding under which any may be revoked, terminated or suspended. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with, contravene or terminate any such franchises, licenses, permits or governmental or other approvals. The Corporation has not violated, nor, to the best of the Corporation's knowledge, is it alleged to have violated, any law, rule, regulation, judgment, stipulation, injunction, decree, determination, award or other order of any government, or governmental agency or instrumentality, domestic or foreign, binding upon the Corporation which violation, individually or in the aggregate, might have a materially adverse effect on the Corporation's business or condition.

     (b) The Corporation: (i) has not filed any notice under any federal, state or local law, or regulation, indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment, and (ii) does not have any liability, contingent or otherwise, under any such law or regulation in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, or the placement of any hazardous or toxic waste, substance or constituent, or other substance on property, now or formerly owned or leased by the Corporation. No hazardous materials and no hazardous substances have been generated, treated, stored or disposed of by the Corporation or placed by the Corporation in violation of any applicable law or regulation on any property owned or leased by the Corporation.

     2.13 Distributorship Agreement.

     All representations and warranties made by the Corporation contained in the Distributorship Agreement are true and correct on the date hereof as if made on the date hereof, and are hereby incorporated by reference herein.

     2.14 Private Placement.

     Neither the Corporation nor anyone acting on its behalf has directly or indirectly offered any shares of Common Stock or any other securities for sale to, or solicited any offer to buy any of the same from, anyone so as to bring the offer, sale, issuance and/or delivery of the Shares or Warrants, or any of them, or the Warrant Shares, within the registration requirements of the Securities Act. Neither the offer, sale, issuance and/or delivery of the Shares or Warrants, or the Warrant Shares, nor any of them, hereunder will result in any contravention of any applicable federal or state securities laws, and will not require any approval or consent of any governmental authority, commission or agency.

     2.15 Disclosure.

     No representation or warranty made under any provisions of the Principal Documents, or any of them, and none of the information furnished by the Corporation set forth herein, in the exhibits or schedules hereto or in any document delivered to the Purchaser, or any authorized representative of the Purchaser, pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

     The Purchaser represents, warrants and covenants that:

     3.1 Incorporation.

     The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has full corporate power and authority to acquire the Shares and the Warrants hereunder.

     3.2 Authorization.

     The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its covenants and agreements hereunder, and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action. When executed and delivered by the Purchaser this Agreement will constitute the valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies, whether considered in an action at law or a proceeding in equity.

     3.3 Conflicts.

     Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will violate any provision of the certificate of incorporation or by-laws of the Purchaser or any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or other order of any court, government or governmental agency or instrumentality, domestic or foreign, binding upon the Purchaser, or conflict with or result in any breach of or event of termination under any of the terms of, or constitute a default under or result in the termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, the terms of any contract or agreement to which the Purchaser is a party or by which the Purchaser or any of its assets and properties is bound. No consents, approvals or authorizations or filings or registrations with any government agency or authority or any other person or entity are required in connection with the execution and delivery of the Principal Documents to which it is party, or any of them, by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby or thereby.

     3.4 Private Placement.

     Without limiting the scope of the representations and warranties of the Corporation set forth in Article II of this Agreement, the Purchaser acknowledges that it has received such financial and other information from the Corporation and that it has had the opportunity to ask representatives of the Corporation such questions in connection with the purchase of the Shares and the transactions contemplated hereby which it has deemed material in connection with an investment in the Corporation, and to verify the accuracy of the information so received. The Purchaser is an "accredited investor" as defined under Regulation D promulgated by the Commission. Except as contemplated by the Registration Rights Agreement and as permitted by Section 9.5 hereof, the Purchaser will acquire the Shares and the Warrants for its own account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

                                   ARTICLE IV

                              PRE-CLOSING COVENANTS

     4.1 General Conduct of Business.

     The Corporation hereby covenants and agrees that from and after the date of this Agreement and until the Closing, the Corporation shall:

     (a) Make no purchase, sale, or lease in respect of, nor introduce any method of management or operation in respect of, its business or its assets and properties, except in a manner consistent with prior practice, this Agreement and the Distributorship Agreement.

     (b) Preserve its present business organization intact and not merge into, or consolidate with, any other entity.

     (c) Maintain its books and records in accordance with good business practices, on a basis consistent with prior practice.

     (d) Comply in all material respects with all laws, rules, regulations, writs, statutes, ordinances, judgments, injunctions, decrees, determinations, awards, and other orders of every court, government and governmental agency and instrumentality, domestic or foreign, applicable to it and to the conduct of its business and perform in all material respects all its obligations without default.

     (e) Not mortgage, pledge, or subject to Lien any of its assets and properties.

     (f) Maintain and pay all premiums with respect to all policies of insurance relating to its business, and its assets and properties, as are presently held in its name and timely renew all such policies.

     (g) Not take any action or fail to take any action which would result in any material breach of any of its representations, warranties or covenants contained herein.

     4.2 Capitalization.

     From and after the date of this Agreement and until the Closing:

     (a) No change shall be made or proposed in the certificate of incorporation or by-laws of the Corporation.

     (b) The Corporation shall not: (i) issue, grant or sell any shares of its capital stock, (ii) issue, grant or sell any security, option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of capital stock or other equity interests of the Corporation, (iii) enter into any agreement, commitment or understanding calling for any transaction referred to in clauses (i) or (ii) of this Section 4.2(b), or (iv) make any other changes in its equity capital structure, in each case except as required pursuant to the Employee Options, Unit Purchase Options, Class A Warrants and Class B Warrants outstanding on the date of this Agreement or issuable directly or indirectly pursuant to any such rights outstanding on the date of this Agreement.

     (c) The Corporation shall not split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, securities, indebtedness, rights or property or any combination thereof) in respect of any shares of its capital stock or other equity interests, or redeem or otherwise acquire any shares of the capital stock or other equity interests (except Class A Warrants and Class B Warrants which may be called for redemption in accordance with their terms).

     4.3 Due Diligence; SEC Filings.

     The Corporation hereby agrees that, from and after the date of this Agreement and until the Closing, the Corporation shall furnish to the Purchaser, and its authorized representatives, such financial, legal and other information with respect to the Corporation and its business as the Purchaser, and its authorized representatives, may from time to time reasonably request, and shall permit the Purchaser, and its authorized representatives, full access during normal business hours and upon reasonable advance notice to all properties, contracts and documents relating to the Corporation and its business and a full opportunity to make such investigations as it shall desire to make with respect to the Corporation and its business. The Corporation shall furnish the Purchaser with copies of all filings with the Commission subsequent to the date hereof, which shall be prepared in accordance with the rules and regulations promulgated by the Commission, if any such filings are made prior to the Closing.

     4.4 Lien Searches.

     Within five business days prior to the Closing, the Corporation, at its sole cost and expense, shall furnish to the Purchaser Uniform Commercial Code, judgment and tax lien searches of state records in each jurisdiction in which the Corporation is qualified to transact business and in state and county records where filing of financing statements would be effective to perfect a lien or security interest in any material assets or properties of the Corporation.

     4.5 Notification of Certain Matters.

     Between the date hereof and the Closing, the Corporation will give prompt notice in writing to the Purchaser, of: (i) the occurrence, or failure to occur, of any event, which occurrence or failure would cause any representation or warranty of the Corporation contained in this Agreement to be untrue or inaccurate in any material respect from the date hereof to the Closing, (ii) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (iii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, (iv) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against the Corporation or relating to or involving or otherwise affecting the Corporation or which relate to the consummation of the transactions contemplated by this Agreement, and (v) any material failure of the Corporation to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The giving of any such notice under this Section 4.5 shall in no way change or modify the representations and warranties or the conditions to the Corporation's obligations contained herein or otherwise affect the remedies available to the Purchaser hereunder.

     4.6 Termination/Modification of Sales Agreements.

     Promptly after the date of this Agreement, the Corporation shall take any and all action as shall be necessary (i) to terminate, effective as soon as possible, the fourth and fifth and sixth Sales Agreements identified on Part 2 of Schedule 2, pursuant to such notices and agreements as shall in form and substance be reasonably satisfactory to the Purchaser, and (ii) to amend, effective as soon as possible, any and all Sales Agreements identified on Part 1 of Schedule 2, and on Part 3 of Schedule 2, so as to exclude therefrom any rights to the Exclusive Market (as defined in the Distributorship Agreement), pursuant to such agreements as shall in form and substance be reasonably satisfactory to the Purchaser.

     4.7 Forbearance.

     The Corporation agrees that, from and after the date hereof and until the earlier of the Closing or the termination of this Agreement, it shall not, and it shall not authorize any officers, directors, employees, agents or representatives of the Corporation to, directly or indirectly, solicit enter into or pursue any discussions or negotiations with any other party with respect to any distributorship or sales agency arrangement relating to the sale of the Products, or any of them, or the disposition of the Corporation's assets pertinent thereto, except for this Agreement and the transactions contemplated hereby. The parties further acknowledge that the agreements contained under Paragraph (a) of

Section 8 of the Letter of Intent shall be extended through the Termination Date; and that the provisions of Section 9 of the Letter of Intent shall have no further effect.

                                    ARTICLE V

                                     CLOSING

     5.1 Time and Place of Closing.

     The closing of the purchase and sale of the Shares as set forth herein (herein referred to as the "Closing") shall be held at the offices of Krugman, Chapnick & Grimshaw, Park 80 West - Plaza Two, Saddle Brook, New Jersey 07663 at 10:00 a.m., local time, on September 25, 1996, or such other time and date as may be agreed upon by the Corporation and the Purchaser.

     5.2 Delivery of Shares; Warrants.

     At the Closing, the Corporation shall deliver to the Purchaser, against payment of the Purchase Price, a certificate or certificates representing the Shares registered in the name of the Purchaser or its designated nominee, together with the Warrant Certificates, each dated the date of Closing and completed to insert the date of Closing as the Issuance Date thereunder.

     5.3 Delivery of Purchase Price.

     Delivery of the Purchase Price shall be made at the Closing by the Purchaser in the manner set forth in Section 1.2 hereof.

                                   ARTICLE VI

                             CONDITIONS PRECEDENT TO
                          OBLIGATIONS OF THE PURCHASER

     The obligation of the Purchaser to acquire and accept the Shares at the Closing is subject to the following conditions precedent, any or all of which may be waived by the Purchaser in its sole discretion, and each of which the Corporation hereby agrees to use its best efforts to satisfy at or prior to the
Closing:

     6.1 Opinion of Counsel to the Corporation.

     The Purchaser shall have received an opinion of Messrs. Bachner, Tally, Polevoy & Misher LLP, counsel for the Corporation, dated the date of the Closing, in form and substance satisfactory to the Purchaser and its counsel, Messrs. Krugman, Chapnick & Grimshaw, to the effect that:

     (a) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation is duly qualified in each other jurisdiction wherein the failure so to qualify would have a material adverse effect on the ability of the Corporation to conduct its business and has full corporate power and authority to own or hold under lease the assets and properties which it owns or holds under lease and to perform all its obligations under the agreements to which it is a party, including, without limitation, the Principal Documents, and each of them.

     (b) The authorized capital stock of the Corporation consists of: (x) 5,000,000 shares of Preferred Stock, none of which are issued and outstanding;
(y) 16,610,866 shares of Class A Common Stock, of which 1,431,466 shares (together with any shares issued upon exercise of Employee Options, Class A Warrants or Class B Warrants between the date of this Agreement and the date of Closing) are issued and outstanding prior to giving effect to the issuance of the Shares; and (z) 3,389,134 shares of Class B Common Stock, of which 3,375,134 are issued and outstanding. All of the outstanding shares of Common Stock have been validly issued and are fully-paid and non-assessable, and the Shares, when issued and delivered in accordance with this Agreement, will be validly issued, fully-paid and non-assessable shares of Common Stock. The Corporation does not hold any shares of Preferred Stock, or any shares of Common Stock, as treasury stock. There are no preemptive rights with respect to any shares of the capital stock of the Corporation, including, without limitation, the Shares or the shares to be issued in connection with the Warrants, or any of them. To the best of the knowledge of such counsel, there are no subscriptions, warrants, options, calls, commitments by, or agreements to which the Corporation is bound relating to the issuance of any shares of Preferred Stock, or, except as identified under
Section 2.4(b) of this Agreement, any shares of Common Stock. (c) The Principal Documents, and each of them, have been duly authorized, executed and delivered by the Corporation and constitute the valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies, whether considered in an action at law or proceeding in equity.

     (d) The execution and delivery of the Principal Documents, and the consummation of the transactions contemplated therein, will not violate any provision of the certificate of incorporation or by-laws of the Corporation or any law, rule, regulation, or, to the best of the knowledge of such counsel, any writ, judgment, injunction, decree, determination, award or other order of any court or government or governmental agency or instrumentality, domestic or foreign, binding upon the Corporation, or, to the best of the knowledge of such counsel, conflict with or result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which the Corporation is a party or by which the Corporation or any of its assets and properties is bound (the opinion regarding such contracts and agreements not set forth on Schedule 2 and not relating to any securities of the Corporation to be given in reasonable reliance upon the opinion of Mark Ossinsky, Esq., counsel for the Corporation, dated the date of Closing, in form and substance satisfactory to the Purchaser and its counsel as aforesaid).

     (e) There is no action, suit, proceeding, or claim pending or, to the best of the knowledge of such counsel, threatened, and no investigation by any court or government or governmental agency or instrumentality, domestic or foreign, pending or, to the best of the knowledge of such counsel, threatened, against the Corporation, or any of its properties or assets, or its business, before any court, government or governmental agency or instrumentality, domestic or foreign, nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other order of any court or government or governmental agency or instrumentality, domestic or foreign, against the Corporation, or any of its assets or properties, or its business.

     (f) Assuming the accuracy of the Purchaser's representations and warranties contained in Section 3.4 hereof, the issuance and delivery to the Purchaser of the Shares and the Warrants hereunder is, and the issuance and delivery of the Warrant Shares under the Warrant Certificates will be, exempt from registration under the Securities Act by virtue of Section 4(2) thereof.


     6.2 Representations; Warranties; Covenants.

     The  representations  and  warranties of the  Corporation  contained  under
Article II hereof shall be true and correct in all material respects at and as of the Closing with the same effect as though all such representations and warranties were made at and as of the Closing (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the date of the Closing, as the case may be, and except for changes therein contemplated or permitted by this Agreement) and the Corporation shall have complied in all material respects with all of its covenants contained in Article IV hereof; and the Corporation shall have delivered to the Purchaser a certificate to that effect, dated the date of the Closing and executed by its President or any Vice President.

     6.3 Certified Resolutions.

     The Purchaser shall have received a certificate of the Secretary of the Corporation, in form and substance satisfactory to the Purchaser, with respect to the authorization by the board of directors of the Corporation of this Agreement and the Principal Documents to which the Corporation is a party and the consummation of the transactions contemplated hereby and thereby, the number of authorized shares of capital stock of the Corporation as of the date of Closing and the number of issued and outstanding shares thereof, and the number of shares subject to outstanding Employee Options, Class A Warrants and Class B Warrants as of such date.

     6.4 Consents.

     All consents, acknowledgments, approvals, permits and orders with respect to the transactions contemplated by the Principal Documents shall have been obtained.

     6.5 Registration Rights Agreement.

     The Corporation shall have entered into a registration rights agreement (herein referred to as the "Registration Rights Agreement") with the Purchaser, dated the date of the Closing, in the form of Exhibit C attached hereto.

     6.6 Distributorship Agreement.

     The Corporation shall have entered into the Distributorship Agreement with Hayward Pool Products, Inc., dated the date of the Closing, in the form of Exhibit D attached hereto, with Schedule 1 thereto completed as contemplated pursuant to the provisions of Section 3.2 of such agreement.

     6.7 Sales Agreements.

     The Corporation shall have terminated the fourth and fifth and sixth Sales Agreements identified on Part 2 of Schedule 2 (in the first such case, effective prior to Closing, and in the second and third such cases, effective no later than 30 days after Closing) and shall have modified, in the manner contemplated by clause (ii) of Section 4.6 hereof, all Sales Agreements identified on Part 1 of Schedule 2, and on Part 3 of Schedule 2, that extend to the United States, Canada or Mexico, or any part thereof.

     6.8 Litigation.

     No action, suit or proceeding against the Corporation or the Purchaser relating to the consummation of any of the transactions contemplated by this Agreement nor any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

     6.9 Other Certificates.

     The Purchaser shall have received such additional certificates, instruments and other documents, in form and substance satisfactory to the Purchaser and counsel for the Purchaser, as it shall have reasonably requested in connection with the transactions contemplated hereunder.

                                   ARTICLE VII

                             CONDITIONS PRECEDENT TO
                         OBLIGATIONS OF THE CORPORATION

     The obligation of the Corporation to sell and deliver the Shares and the Warrants at the Closing are subject to the following conditions precedent, any or all of which may be waived by the Corporation in its sole discretion, and each of which the Purchaser hereby agrees to use its best efforts to satisfy at or prior to the Closing:

     7.1 Opinion of Counsel to the Purchaser.

     The Corporation shall have received an opinion of Messrs. Krugman, Chapnick & Grimshaw, counsel for the Purchaser, dated the date of the Closing, in form and substance satisfactory to the Corporation and its counsel, Messrs. Bachner, Talley, Polevoy & Misher LLP, to the effect that:

     (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Purchaser has full corporate power and authority to acquire the Shares and the Warrants hereunder.

     (b) This Agreement and the other Principal Documents to which the Purchaser is a party have been duly authorized, executed and delivered by the Purchaser and constitute the valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies, whether considered in an action at law or proceeding in equity.

     (c) The execution and delivery of this Agreement and the other Principal Documents to which the Purchaser is a party and the consummation of the transactions contemplated herein and therein, will not violate any provision of the certificate of incorporation or by-laws of the Purchaser or any law, rule, regulation, or, to the best of the knowledge of such counsel, any writ, judgment, injunction, decree, determination, award or other order of any court or government or governmental agency or instrumentality, domestic or foreign, binding upon the Purchaser, or, to the best of the knowledge of such counsel, conflict with or result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which the Purchaser is a party or by which the Purchaser or any of its assets and properties is bound.

     7.2 Representations; Warranties; Covenants.

     The representations and warranties of the Purchaser contained under Article III hereof shall be true and correct in all material respects at and as of the Closing with the same effect as though all such representations and warranties were made at and as of the Closing (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the date of the Closing, as the case may be, and except for changes therein contemplated or permitted by this Agreement); and the Purchaser shall have delivered to the Corporation a certificate to that effect, dated the date of the Closing executed by its President or one of its Vice Presidents.

     7.3 Certified Resolutions.

     The Corporation shall have received a certificate of the Secretary of the Purchaser in form and substance satisfactory to the Corporation, with respect to the authorization by the board of directors of the Purchaser of this Agreement and the other Principal Documents to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby.

     7.4 Distributorship Agreement.

     The Purchaser shall have entered into the Distributorship Agreement with the Corporation, dated the date of the Closing, in the form of Exhibit D attached hereto, with Schedule 1 thereto completed as aforesaid.

     7.5 Other Certificates.

     The Corporation shall have received such additional certificates, instruments and other documents, in form and substance satisfactory to the Corporation and counsel for the Corporation, as it shall have reasonably requested in connection with the transactions contemplated hereunder.

                                  ARTICLE VIII

                    POST-CLOSING COVENANTS OF THE CORPORATION

     8.1 Rights to Purchase Additional Stock.

     (a) Upon the issuance (except for Excluded Issuances [as hereinafter defined]) by the Corporation of any shares of Class A Common Stock, whether pursuant to exercise of rights or options or otherwise, to any person other than the Purchaser (each such issuance, hereinafter referred to as a "Non-excluded Issuance"), the Purchaser shall have the right to subscribe for additional shares of Class A Common Stock for the purpose of maintaining the Protected Percentage Interest. For purposes hereof, the "Protected Percentage Interest" shall mean 10% (hereinafter referred to as the

"Original Percentage Interest"), as such Original Percentage Interest may be appropriately reduced from time to time by reason of (i) the election or deemed election of the Purchaser not to purchase additional shares of Class A Common Stock pursuant to this Section 8.1, (ii) the election or deemed election of the Purchaser not to purchase additional shares of Common Stock pursuant to the Protective Warrants, (iii) sales, transfers or other dispositions by the Purchaser of any Shares or any shares of Class A Common Stock purchased pursuant to this Section 8.1 and (iv) Excluded Issuances. In the event that subsequent to a Non-excluded Issuance the percentage of shares of Class A Common Stock represented by the Shares owned beneficially or of record by the Purchaser would be below the Protected Percentage Interest, the Purchaser shall have the right to purchase that number of shares (hereinafter referred to as the "Additional Shares") of Class A Common Stock as shall be represented by X in the following computation:

                     X = (O) (OS)   - D
                          -------
                          O'- O
where:

               X = the number of shares of Class A Common Stock to be issued to the Purchaser to maintain its Protected Percentage Interest

               O = the number of shares of Class A Common Stock held by the Purchaser prior to the Non- excluded Issuance (counting as
                    issued   all   shares  in  which  the   Warrants   are  then
                    exercisable)

               O'= the numbers of shares of Class A Common Stock outstanding immediately prior to the Non- excluded Issuance (counting as issued all shares in which the Warrants are then exercisable)

               OS= the number of shares of Class A Common Stock issued in the Non-excluded Issuance

               D= the number of additional shares of Class A Common Stock for which the Initial Warrants are or may become exercisable as a result of any adjustment in the Initial Warrants caused by such Non-excluded Issuance

For purposes of this Section 8.1, "Excluded Issuances" shall mean (i) issuances of Class A Common Stock which trigger the right of the Purchaser to exercise, in whole or in part, the Protective Warrants, and (ii) issuances of Class A Common Stock pursuant to the exercise of options under any employee stock option plan approved by the stockholders of the Corporation now or hereafter in effect, as any such plan may be amended from time to time.

     (b) In the event the Corporation shall propose to issue Class A Common Stock in a Non-excluded Issuance, the Corporation shall give written notice (hereinafter referred to as the "Protection Offer") to the Purchaser, which shall set forth the number of shares of Class A Common Stock proposed to be issued in the Non-excluded Issuance, the price therefor in the Non-excluded Issuance and the number of shares of Class A Common Stock to be offered to the Purchaser in connection therewith pursuant to this Section 8.1. Such notice shall be given at least 20 days prior to the issuance of such Class A Common Stock in the Non-excluded Issuance.

     (c) The Protection Offer by its terms shall remain open and irrevocable for a period of 20 days from the date of its delivery to the Purchaser (hereinafter referred to as the "Protection Offer Period").

     (d) The Purchaser may accept the Protection Offer by delivering a written notice (hereinafter referred to as the "Protection Notice"), signed by the Purchaser setting forth the number of Additional Shares which the Purchaser elects, in its sole discretion, to purchase. The Protection Notice must be delivered to the Corporation prior to the end of the Protection Offer Period. Failure so to deliver a Protection Notice shall conclusively be deemed to constitute the election of the Purchaser not to accept the Protection Offer.

     (e) Upon the closing of the sale of shares of Class A Common Stock in a Non-excluded Issuance, the Purchaser shall purchase from the Corporation, and the Corporation shall issue and sell to the Purchaser any Additional Shares for which the Purchaser timely tendered a Protection Notice at a price, in cash, equal per share to the lesser of the Market Price (as defined in the Initial Warrants) of such Additional Shares and the dollar price per share at which the shares of Common Stock offered in the Non-excluded Issuance are sold (which, in the case of any non-cash consideration shall be the Fair Market Value thereof determined on a timely basis consistent with the principles set forth in Paragraph (b) of Section 8.2 hereof).

     (f) The rights provided by this Section 8.1 shall terminate on the earlier of (i) ten years from the date of Closing, (ii) the date on which the Distributorship Agreement terminates, and (iii) the date of which the Protected Percentage Interest is equal to or less than 2%.

     (g) The rights provided by this Section 8.1 may not be assigned or otherwise transferred by the Purchaser.

     8.2 Right of First Refusal.

     (a) The Corporation agrees that, in the event the Corporation shall, from time to time, determine to sell any securities of the Corporation, pursuant to a bona fide offer (hereinafter referred to as the "Bona Fide Offer"), to any Hayward Competitor (as hereinafter defined), the Corporation shall, in each instance, first offer such securities (hereinafter referred to as the "Offered Shares") to the Purchaser by written notice (hereinafter referred to as the "Initial Sale Notice") to the Purchaser to that effect. The Purchaser shall have the right and option to purchase all, but not less than all the Offered Shares by giving written notice of exercise (hereinafter referred to as an "Acceptance Notice") to the Corporation within ten days after the receipt of the Initial Sale Notice, or such longer period as shall expire ten days after calculation of the purchase price as hereinafter set forth, in each case for a purchase price calculated as hereinafter set forth. Failure to respond within such period shall conclusively be deemed notice of rejection. In the event the Purchaser shall not timely have exercised its right and option under this Section 8.2, the Corporation shall be free, for a period of 60 days after the expiration of such right and option, to sell all, but not less than all, securities to which such right and option related pursuant to the Bona Fide Offer theretofore communicated to the Purchaser, free of the restrictions of this Section 8.2. In the event that the Purchaser duly delivers an Acceptance Notice to the Corporation, then the Acceptance Notice, taken in conjunction with the Initial Sale Notice, shall constitute a valid and legally binding purchase and sale agreement, and payment in cash for the Offered Shares purchased shall be made within ten days following the receipt by the Corporation of the Acceptance Notice. In the event the Corporation fails to complete the proposed sale, assignment, transfer or other disposition within 60 days after the rejection or deemed rejection of the offer contained in the Initial Sale Notice, sale of the Offered Shares shall again be subject to the provisions of this Section 8.2.

     (b) The purchase price for each security offered to the Purchaser pursuant to this Section 8.2 shall be the dollar value of the consideration per security offered to the Corporation pursuant to the Bona Fide Offer, which, in the case of any non-cash consideration, shall be the fair market value thereof determined by the Corporation and the Purchaser or, should the Corporation and the Purchaser fail to agree thereon within three days of receipt by the Purchaser of the Initial Sale Notice, by an independent appraiser, qualified in such matters, selected by the Corporation and the Purchaser. For purposes hereof: (x) "Hayward Competitor" means any person or entity engaged in the production, sale, marketing and distribution in the Target Markets of products or equipment competitive with those produced, sold, marketed and distributed by the Purchaser or its Affiliates; (y) "Target Markets" means the swimming pool, spa and hot tub markets; and (z) an "Affiliate" of any person or entity shall mean any other person or entity controlled by, under common control with or controlling such person or entity.

     8.3 Board Representation.

     From and after Closing, the Purchaser shall have the right to designate one member of the Board of Directors of the Corporation (and any successor or successors to such member) reasonably acceptable to the Corporation (the first of whom the parties agree shall be Anthony Castor), and the Corporation shall use its best efforts from time to time to take all such action as may be necessary to effectuate the election or appointment to its Board of Directors of such designee and any such successor or successors (without limitation, including the expansion of the size of the current Board of Directors to include such designee and any such successor or successors). The parties understand and agree that the board member designated by the Purchaser as aforesaid (x) shall be required to execute and deliver to the Corporation a confidentiality agreement in all material respects in the form of those executed and delivered to the Corporation by the other members of the Board of Directors of the Corporation, and (y) together with the Corporation shall enter into an indemnification agreement in all material respects in the form of those executed and delivered by the Corporation and the other members of the Board of Directors of the Corporation.

     8.4 Sales Agreements.

     Promptly upon Closing and thereafter, the Corporation shall take all such additional action as shall be necessary, appropriate or reasonably requested by the Purchaser in order to confirm or complete termination of all Sales Agreements identified under Part 2 of Schedule 2 (effective in each case no later than 30 days after Closing), and to modify all Sales Agreements identified on Part 1 of Schedule 2, and on Part 3 of Schedule 2, so as to exclude therefrom any rights to the Exclusive Market. Without limiting the foregoing, in the event any Sales Agreements identified on Schedule 2 intended to be modified as aforesaid are not so modified prior to the expiration of the respective current terms thereof, the Corporation shall take all such action as is required so that such agreements do not renew in a manner so as to extend to any rights to the Exclusive Market.

                                   ARTICLE IX

                                   TERMINATION

     9.1 Termination.

     This Agreement may be terminated at any time prior to the Closing:

     (a) by either party if there has been a misrepresentation or breach of a covenant or a warranty in any material respect on the part of the other party under this Agreement; or

     (b) by either the Purchaser or the Corporation if the Closing shall not have occurred prior to September 25, 1996 (herein referred to as the "Termination Date").

     9.2 Effect of Termination.

     In the event of termination of this Agreement pursuant to Section 9.1(a) hereof, all rights of all parties hereto shall cease and terminate, except for such rights as any party may otherwise have for breach of contract, including, without limitation, rights for breach of any representations, warranties or covenants contained herein.

                                    ARTICLE X

                                 INDEMNIFICATION

     10.1 Basis of Indemnity.

     (a) The Corporation hereby agrees to indemnify and hold harmless the Purchaser, Hayward Pool Products, Inc., and their respective directors, officers, employees, agents and respective legal representatives, successors and assigns, from and against all damages, costs, expenses, losses, claims, demands, liabilities and/or obligations, including, without limitation, reasonable counsel fees (hereinafter referred to, collectively, as "Damages"), resulting from or sustained or incurred by reason of (i) any breach of any warranty, representation, agreement or covenant of the Corporation set forth in this Agreement, or (ii) any termination, amendment or modification of, or any failure to pay commissions or any other amounts under, any distributorship, sales agency or manufacturer's representative agreement entered into by the Corporation prior to the date hereof.

     (b) The Purchaser hereby agrees to indemnify and hold harmless the Corporation, its directors, officers, employees, agents and their respective legal representatives, successors and assigns from and against any and all Damages resulting from or sustained or incurred by reason of any breach of any warranty, representation, agreement or covenant of the Purchaser set forth in this Agreement.

     10.2 Procedures for Indemnification.

     Promptly after receipt by an Indemnified Party (as hereinafter defined) under Sections 10.1(a) or (b) of notice of the commencement of any action by any person not an Indemnified Party (hereinafter referred to as a "Third Party Claim") for which indemnification is available under Section 10.1(a) or (b), such Indemnified Party shall, if a claim in respect thereof is to be made against any Indemnifying Party (as hereinafter defined) under such section, give notice to the Indemnifying Party of the commencement thereof, but the failure so to notify the Indemnifying Party shall not relieve it of any liability that it may have to any

]Indemnified Party except to the extent the Indemnifying Party demonstrates that the defense of such Third Party Claim is prejudiced thereby. In case any such Third Party Claim shall be brought against an Indemnified Party and it shall give notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in the defense (including negotiation and/or resolution) of such Third Party Claim. Furthermore, unless the Indemnifying Party shall have failed to participate in such defense of a Third Party Claim after notice as aforesaid, the Indemnified Party shall from time to time consult with the Indemnifying Party with respect to any material actions taken with respect to the conduct of the defense (including negotiation and/or resolution of such Third Party Claim) and, without limitation, shall give the Indemnifying Party an additional notice not less than ten days prior to entering into any settlement thereof. Each Indemnified Party shall use all reasonable efforts to mitigate the amount of any Damages.

     10.3 Payment of Indemnity.

     In the event that any party entitled to indemnification hereunder (herein referred to as an "Indemnified Party") shall incur any Damages in respect of which indemnity may be sought pursuant to this Agreement, the party responsible for indemnification (herein referred to as an "Indemnifying Party") shall be given written notice thereof promptly by such Indemnified Party, which notice shall, to the extent reasonably available to such Indemnified Party, specify the amount and nature of the Damages and include the request of such Indemnified Party for indemnification therefor. The Indemnifying Party shall promptly pay to such Indemnified Party the amount of the Damages so specified.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Notices.

     All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as follows:

          (1)  if to the Corporation:

               2442 Viscount Row
               Orlando, Florida 32809

               Attention: President
                         with a copy to:

                         Alison Newman, Esq.
                         Bachner, Tally, Polevoy & Misher LLP
                         380 Madison Avenue
                         New York, New York 10017-2590

                    (2)  if to the Purchaser:

                         620 Division Street
                         Elizabeth, New Jersey 07207

                         Attention: President

                         with a copy to:

                         Howard Kailes, Esq.
                         Krugman, Chapnick & Grimshaw
                         Park 80 West - Plaza Two
                         Saddle Brook, New Jersey 07663


Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

     11.2 Survival of Representations.

     Each representation, warranty, covenant and agreement of the parties hereto herein contained, or contained in any certificate delivered pursuant hereto, shall survive the Closing notwithstanding any investigation at any time made by or on behalf of any party hereto.

     11.3 Entire Agreement.

     This Agreement and the documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and supersede all prior understandings, arrangements and agreements with respect to the subject matter hereof. No modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

     11.4 Further Action.

     Each of the parties hereto shall use its best efforts to take such actions as may be necessary or reasonably requested by the other party hereto to carry out and consummate the transactions contemplated by this Agreement.

     11.5 Benefit of Agreement.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither party may assign its rights or obligations hereunder without the prior written approval of the other party having first been obtained.

     11.6 Expenses.

     Except as otherwise provided herein, each of the parties hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

     11.7 Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable in the case of agreements made and to be performed entirely within such State.

     11.8 Captions.

     The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

     11.9 Brokerage.

     Each party hereto shall indemnify and hold harmless the other party against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by the indemnifying party with any third party.

     11.10 Counterparts.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                                    * * * * *

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

ATTEST:                                 SUPER VISION INTERNATIONAL, INC.



_______________________                 By______________________________
                                        Name:
                                        Title:

ATTEST:                                 HAYWARD INDUSTRIES, INC.



_______________________                 By______________________________
                                        Name:
                                        Title:

                                                                      SCHEDULE 1


                                 CAPITALIZATION

Commitments to Issue Shares:


Security                      Number                   Expiration
--------                      ------                   ----------

Class A Warrants              1,677,500                03/29/99

Class B Warrants              1,382,500                03/29/99

Class B Warrants issuable
 upon exercise of Class A
 Warrants                     1,677,500                03/29/99

Unit Purchase Options           120,000                03/29/99

Class A Warrants issuable
 upon exercise of Unit
 Purchase Options               120,000                03/29/99

Class B Warrants issuable
 upon exercise of Unit
 Purchase Options               120,000                03/29/99

Class B Warrants issuable
 upon exercise of Class A
 Warrants (unit options)        120,000                03/29/99

Incentive/Nonqualified
 Options                        139,391                10 years from
                                                        date of issuance



Registration Rights granted:

Section 6 of Unit Purchase Option dated March 29, 1994 granted by the Corporation to D.H. Blair Investment Banking Corp.

                                                                      SCHEDULE 3


                                      LIENS

     1. Secured Party: Barnett Bank of Central Florida, NA

     Collateral: All securities registered and/or credited to an account in the name of the Corporation which account is maintained with Barnett Technologies, Inc. as custodian of account number #930317 (the "Account"), whether now or hereafter registered and/or credited to the Account, together with all sums due the Corporation on or under the Account and all general intangibles relating thereto, and with all additions, substitutions, and proceeds hereof.

     2. Secured Party: Lanier Worldwide, Inc.

     Collateral: 6514 Copier SN 36248358

                                                                       EXHIBIT A


                  THE WARRANTS EVIDENCED HEREBY, AND THE SHARES
                OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF
                  SUCH WARRANTS, HAVE NOT BEEN REGISTERED UNDER
             THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
                      TRANSFERRED IN VIOLATION OF SUCH ACT.

                               WARRANT CERTIFICATE

                                249,480 Warrants

               To Subscribe for and Purchase Class A Common Stock,
                               $.001 Par Value, of

                        SUPER VISION INTERNATIONAL, INC.


         THIS CERTIFIES that, for value received, HAYWARD INDUSTRIES, INC., or its registered successors or assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase, subject to clauses (a) through (d), inclusive, immediately succeeding, from SUPER VISION INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as the "Corporation"), from time to time during the period from September 25, 1996 (hereinafter referred to as the "Issuance Date") through 5:00 P.M., New York time, on the tenth anniversary of the Issuance Date, one fully paid and nonassessable share of Class A Common Stock (as hereinafter defined), as such stock is constituted on the Issuance Date, subject to adjustment from time to time pursuant to the provisions hereinafter set forth, at the initial price of $8.02 (hereinafter referred to as the "Exercise Price"), subject further to the conditions hereinafter set forth; provided, however, that the registered holder hereof:

          (a) shall not be entitled to exercise any Warrants evidenced hereby prior to the later of the first anniversary hereof and the satisfaction by Hayward Pool Products, Inc. (hereinafter referred to as the "Distributor") of the first Minimum Purchase Commitment (in the manner set forth under Section 3.3 of the Distributorship Agreement dated the Issuance Date [the "Distributorship Agreement"] between the Distributor and the Corporation) or satisfaction of any deficiency with respect thereto in the manner thereunder provided, and

          (b) shall not be entitled to exercise in excess of 20% of the Warrants originally evidenced hereby prior to the later of the second anniversary hereof and the satisfaction by the Distributor of the second Minimum Purchase Commitment (in the manner set forth under Section 3.3 of the Distributorship Agreement) or satisfaction of any deficiency with respect thereto in the manner thereunder provided, and, in either case, satisfaction of any deficiency amounts with respect to Minimum Purchase Commitments for prior years under, and in accordance with the Distributorship Agreement, and

          (c) shall not be entitled to exercise in excess of 40% of the Warrants originally evidenced hereby prior to the later of the third anniversary hereof and the satisfaction by the Distributor of the third Minimum Purchase Commitment (in the manner set forth under Section 3.3 of the Distributorship Agreement) or satisfaction of any deficiency with respect thereto in the manner thereunder provided, and, in either case, satisfaction of any deficiency amounts with respect to Minimum Purchase
     Commitments for prior years under, and in accordance with the Distributorship Agreement, and

          (d) shall not be entitled to exercise in excess of 60% of the Warrants originally evidenced hereby prior to the later of the fourth anniversary hereof and the satisfaction by the Distributor of the fourth Minimum Purchase Commitment (in the manner set forth under Section 3.3 of the Distributorship Agreement) or satisfaction of any deficiency with respect thereto in the manner thereunder provided, and, in either case, satisfaction of any deficiency amounts with respect to Minimum Purchase
     Commitments for prior years under, and in accordance with the Distributorship Agreement, and

          (e) shall not be entitled to exercise in excess of 80% of the Warrants originally evidenced hereby prior to the later of the fifth anniversary hereof and the satisfaction by the Distributor of the fifth Minimum Purchase Commitment (in the manner set forth under Section 3.3 of the Distributorship Agreement) or satisfaction of any deficiency with respect thereto in the manner thereunder provided, and, in either case, satisfaction of any deficiency amounts with respect to Minimum Purchase
     Commitments for prior years under, and in accordance with the Distributorship Agreement.

         This Warrant Certificate is subject to the following provisions, terms and conditions:

     1. The Warrants evidenced hereby may be exercised by the registered holder hereof, in whole or in part, by the surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Corporation), at the principal executive office of the Corporation, 2442 Viscount Row, Orlando, Florida 32809 and upon payment to it by certified or official bank check or checks of the purchase price of the shares of Class A Common Stock purchased. The Corporation agrees that the shares of Class A Common Stock so purchased shall be deemed to be issued to the registered holder hereof on the date on which this Warrant Certificate shall have been surrendered and payment made for such shares as aforesaid. The certificates for such shares shall be delivered to the registered holder hereof within a reasonable time, not exceeding ten business days, after Warrants evidenced hereby shall have been exercised, and a new Warrant Certificate evidencing the number of the Warrants, if any, remaining unexercised shall also be issued to the registered holder within such time unless such Warrants have expired. No fractional shares of capital stock of the Corporation, or scrip for any such fractional shares, shall be issued upon the exercise of any Warrants.

     2. The number and kind of shares of Class A Common Stock of the Corporation subject to each Warrant evidenced hereby, and the Exercise Price, shall be subject to adjustment as follows:

          (a) Upon each adjustment of the Exercise Price as provided herein, the holder of the Warrants evidenced hereby shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Class A Common Stock (calculated to the nearest tenth of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          (b) No fractional shares of Class A Common Stock or scrip shall be issued upon exercise of the Warrants evidenced hereby. Instead of any fractional shares of Class A Common Stock which would otherwise be issuable upon exercise of the Warrants evidenced hereby (or portion hereof), the Corporation shall pay a cash adjustment in respect of such fractional share of Class A Common Stock in an amount equal to the same fraction of the then current fair value of a share of Class A Common Stock, as determined in good faith by the Board of Directors of the Corporation.

          (c) In case the Corporation shall at any time subdivide its outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Class A Common Stock of the Corporation shall be combined into a smaller number of shares of Class A Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

          (d) If and whenever after the Issuance Date the Corporation shall issue or sell any shares of its Class A Common Stock for a consideration per share less than the Market Price (as hereinafter defined) in effect immediately prior to the time of such issue or sale, or without consideration, then, forthwith upon each such issue or sale, the Exercise Price shall be reduced (but not increased) to the price (calculated to the nearest cent) equal to the quotient obtained by dividing
     (i) the amount equal to the sum of (a) the number of shares of Class A Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price, and (b) the consideration, if any, received by the Corporation upon such issue or sale by (ii) the total number of shares of Class A Common Stock outstanding immediately after such issue or sale. "Market Price" for purposes hereof shall mean (i) the average closing sale price for 30 consecutive business days (or such other period as the holder hereof may consent to), ending within 15 days of the date of the subject event, of the Class A Common Stock as reported by the Nasdaq National Market System, if the Class A Common Stock is so reported, or (ii) if not so reported, the average last reported sale price for 30 consecutive business days (or such other period as the holder hereof may consent to), ending within 15 days of the date of the subject event, of the Class A Common Stock on the primary exchange on which the Class A Common Stock is traded, if the Class A Common Stock is traded on a national securities exchange, or (iii) if not so reported or traded, the average of the last reported bid and asked prices of the Class A Common Stock for 30 consecutive business days (or such other period as the holder hereof may consent to), ending within 15 days of the date of the subject event, of the Class A Common Stock, as reported by the Nasdaq SmallCap Market or other automated quotation system of a registered national securities association, or (iv) if not so reported or traded, as determined by the Board of Directors of the Corporation in its reasonable discretion. Any average calculated as aforesaid shall be proportionately adjusted for any stock split, stock dividend, combination or reclassification that took effect during the relevant period. No adjustment of the Exercise Price, however, shall be made in an amount less than $.001 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.001 per share or more. In addition, the provisions of this Paragraph (d) shall not apply upon: (w) issuance by the Corporation of shares of Class A Common Stock upon the exercise of the Warrants evidenced hereby or any other warrants issued to Hayward Industries, Inc. on the Issuance Date, (x) issuance by the
     Corporation of Class A Common Stock upon the exercise of any Eligible Warrants (as hereinafter defined), (y) issuance by the Corporation of stock options, or the issuance by the Corporation of shares upon the exercise of such stock options, under any employee stock option plan approved by the stockholders of the Corporation now or hereafter in effect, as any such plan may be amended from time to time, or (z) issuance by the Corporation of shares for cash pursuant to an underwritten public offering registered under the

     Act (as hereinafter defined). "Eligible Warrants" for purposes hereof shall mean any and all warrants, options or other rights to acquire shares of Class A Common Stock from the Corporation, or any securities convertible into or exchangeable for Class A Common Stock, in each case outstanding on the Issuance Date or issuable directly or indirectly pursuant to warrants, options or other rights outstanding on the Issuance Date. For purposes of this Paragraph (d) the following additional sub-paragraphs shall apply:

          (i) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Class A Common Stock or any stock or securities convertible into or exchangeable for Class A Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Class A Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Class A Common Stock issuable upon the exercise of such options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Market Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Class A Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in Sub-Paragraph (iii) of this Paragraph (d), no adjustment of the Exercise Price shall be made upon the actual issue of such Class A Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Class A Common Stock upon conversion or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Class A Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Class A Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Class A Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per shares of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (x) except as otherwise provided in Sub- Paragraph (iii) of this Paragraph (d), no adjustment of the Exercise Price shall be made upon the actual issue of such Class A Common Stock upon conversion or exchange of such Convertible Securities, and (y) if any such issue or sale of such Convertible Securities is made upon exercises of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Sub-Paragraph (ii), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Exercise Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Sub-Paragraph (i) of this Paragraph (d), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sub-Paragraphs (i) or (ii) of this Paragraph (d), or the rate at which any Convertible Securities referred to in Sub-Paragraphs (i) or (ii) of this Paragraph (d) are convertible into or exchangeable for Class A Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Class A Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in Sub-Paragraph (i) of this Paragraph (d) or the rate at which any Convertible Securities referred to in Sub-Paragraphs (i) or
(ii) of this Paragraph (d) are convertible into or exchangeable for Class A Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Class A Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Class A Common Stock and had adjustments been made upon the issuance of the shares of Class A Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby reduced.

          (iv) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Class A Common Stock, Options or Convertible Securities, any Class A Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued in a subdivision of outstanding shares as provided in Paragraph (c) immediately preceding.

          (v) Consideration for Stock. In case any shares of Class A Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Class A Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

          (vi) Record Date. In case the Corporation shall take a record of the holders of its Class A Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Class A Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Class A Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Class A Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (vii) Treasury Shares. The number of shares of Class A Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Class A Common Stock for the purposes of this Paragraph (d).

     (e) No adjustment in the number of shares of Class A Common Stock issuable upon exercise of the Warrants evidenced hereby shall be required unless such adjustment would require an increase or decrease of at least two percent in the number of shares of Class A Common Stock at the time issuable upon exercise of the Warrants evidenced hereby; provided, however, that any adjustments which by reason of this clause (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as otherwise set forth herein, all computations made pursuant to the provisions of this paragraph 2 shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

     (f) For purposes of this Warrant Certificate, the term "Class A Common Stock" shall mean shares of the class A common stock, $.001 par value, of the Corporation, and shall also include any shares of capital stock of any class of the Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding-up of the Corporation; provided, however, that the shares of Class A Common Stock receivable upon exercise of the Warrants evidenced hereby shall include only shares of Class A Common Stock as constituted on the Issuance Date including any stock into which it may be changed, reclassified or converted.

     3. If any consolidation or merger of the Corporation with another corporation after the Issuance Date, or the sale of all or substantially all of its assets to another corporation shall be effected after the Issuance Date or in case of any capital reorganization or reclassification of the capital stock of the Corporation, then, as a condition of such consolidation, merger or sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant Certificate shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of each Warrant evidenced hereby, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Class A Common Stock of the Corporation equal to the number of shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of one Warrant evidenced hereby had such consolidation, merger, sale, reorganization, or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the registered holder of this Warrant Certificate to the end that the provisions hereof (including without limitation provisions for adjustment of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation of any shares of stock, securities or assets thereafter deliverable upon the exercise of the Warrants evidenced hereby.

     4. Upon any adjustment of the Exercise Price or the number of shares of Class A Common Stock subject to the Warrants evidenced hereby, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, to the holder hereof, which notice shall state the Exercise Price and/or the number of shares of Class A Common Stock subject to the Warrants evidenced hereby resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         5. In case at any time:

          (a) the Corporation shall declare any dividend upon its shares of Class A Common Stock payable in stock or make any special dividend or other distribution (other than a cash dividend to the holders of its shares of Class A Common Stock);

          (b) the Corporation shall offer for subscription pro rata to the holders of its shares of Class A Common Stock any additional shares of stock of any class or other rights;

          (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all its assets to, another corporation; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, in any one or more of said cases, the Corporation shall give written notice, by first class mail, postage prepaid, to the holder hereof, of the date on which (i) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of shares of Class A Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such written notice shall be given at least 30 days prior to the action in question and not less than 30 days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

     6. The Corporation shall at all times reserve and keep available out of its authorized shares of Class A Common Stock, solely for the purpose of its issue upon the exercise of the Warrants evidenced hereby as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon the exercise of the Warrants evidenced hereby.

     7. The issuance of certificates of shares for Class A Common Stock upon the exercise of the Warrants evidenced hereby shall be made without charge to the holders of such Warrants for any issuance tax in respect thereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Warrants evidenced hereby.

     8. The Corporation will at no time close its transfer books against the transfer of any Class A Common Stock issued or issuable upon the exercise of the Warrants evidenced hereby in any manner which interferes with the timely exercise of such Warrants.

     9. The shares of Class A Common Stock issuable hereunder shall be subject to the registration rights set forth in the Registration Rights Agreement dated this date between the Corporation and Hayward Industries, Inc. to the same extent as if the provisions of said Agreement were reproduced in their entirety in this Warrant Certificate.

     10. The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrant evidenced hereby for all purposes. The registered holder of this Warrant Certificate shall not be entitled to any rights whatsoever as a stockholder of the Corporation except as herein provided.

     11. Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Corporation, upon reimbursement to it of all reasonable expenses incidental thereto, will make and deliver a new Warrant Certificate, of like tenor, in lieu of this Warrant Certificate.

     12. This Warrant Certificate and the Warrants evidenced hereby may not be transferred unless such transfer would not result in a violation of the provisions of the Securities Act of 1933, as amended (herein referred to as the "Act"). Any transfer of this Warrant Certificate and the Warrants evidenced hereby, in whole or in part, shall be effected upon surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Corporation), at the principal office or agency of the Corporation referred to in paragraph 1.

     13. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid as follows:

                  (1)      if to the Corporation:

                           2442 Viscount Row
                           Orlando, Florida 32809

                           Attention: President

                           with a copy to:

                           Alison Newman, Esq.
                           Bachner, Tally, Polevoy & Misher LLP
                           380 Madison Avenue
                           New York, New York  10017-2590

                  (2) if to the holder of the Warrants evidenced hereby:

                           620 Division Street
                           Elizabeth, New Jersey 07207

                           Attention: President

                           with a copy to:

                           Howard Kailes, Esq.
                           Krugman, Chapnick & Grimshaw
                           Park 80 West Plaza Two
                           Saddle Brook, New Jersey 07663-5835


Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

     IN WITNESS WHEREOF, Super Vision International, Inc. has caused this Warrant Certificate to be signed by its duly authorized officers and this Warrant Certificate to be dated as of September 25, 1996.

ATTEST:                                         SUPER VISION INTERNATIONAL, INC.



__________________________          By_________________________________

                                FORM OF EXERCISE

                (to be executed by the registered holder hereof)


The undersigned hereby exercises ______________ Warrants to subscribe for and purchase shares of Class A common stock, $.001 par value ("Class A Common Stock"), of Super Vision International, Inc. evidenced by the within Warrant Certificate and herewith makes payment of the purchase price in full. Kindly issue certificates for shares of class A Common Stock in accordance with the instructions given below. The certificate for the unexercised balance of the Warrants evidenced by the within Warrants Certificate, if any, will be registered in the name of the undersigned.

Dated:


                                                -------------------------------


Instructions for registration of stock


--------------------------------
Name (please print)


Social Security or Other Identifying Number:


--------------------------------


Address:

--------------------------------
Street


--------------------------------
City, State and Zip Code

                                                                       EXHIBIT B


                  THE WARRANTS EVIDENCED HEREBY, AND THE SHARES
                OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF
                  SUCH WARRANTS, HAVE NOT BEEN REGISTERED UNDER
             THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
                      TRANSFERRED IN VIOLATION OF SUCH ACT.

                               WARRANT CERTIFICATE

                                522,000 Warrants

               To Subscribe for and Purchase Class A Common Stock,
                               $.001 Par Value, of

                        SUPER VISION INTERNATIONAL, INC.


     THIS CERTIFIES that, for value received, HAYWARD INDUSTRIES, INC., or its registered successors or assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase, subject to the provisions contained at the end of this sentence, from SUPER VISION INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as the "Corporation"), from time to time during the period from September 25, 1996 (hereinafter referred to as the "Issuance Date") through 5:00 P.M., New York time, on the Final Expiration Date (as hereinafter defined), one fully paid and nonassessable share of Class A Common Stock (as hereinafter defined), as such stock is constituted on the Issuance Date, subject to adjustment from time to time pursuant to the provisions hereinafter set forth, at the Exercise Price (as hereinafter defined), subject further to the conditions hereinafter set forth; provided, however, that the registered holder hereof shall not be entitled to exercise any Warrants evidenced hereby unless in each case an Exercise Event (as hereinafter defined) shall have occurred and, then, solely during the applicable Exercise Period (as hereinafter defined) and with respect to the number of shares equal to up to ten percent of the Subject Shares (as hereinafter defined). For purposes hereof, the following terms shall have the meanings set forth below:

     (a) "Eligible Warrants" shall mean any and all warrants, options or other rights to acquire any shares of Class A Common Stock from the Corporation, or any securities convertible into or exchangeable for Class A Common Stock, in each case outstanding on the Issuance Date or issuable directly or indirectly pursuant to warrants, options or other rights outstanding on the Issuance Date, and except for: (x) options issued pursuant to the Corporation's 1994 employee stock option plan, (y) the Warrants evidenced hereby and any other warrants issued to Hayward Industries, Inc. on the

Issuance Date, and (z) rights to acquire from the Corporation shares held in escrow pursuant to an Escrow Agreement dated as of January 24, 1994, as amended March 17, 1994, among the Corporation, American Stock Transfer & Trust Company and certain stockholders of the Corporation;

     (b) "Exercise Event" shall mean each and every issuance of shares of Class A Common Stock pursuant to exercise of any Eligible Warrants;

     (c) "Subject Shares" shall in each case mean the number of shares of Class A Common Stock issued pursuant to exercise of any Eligible Warrants upon an Exercise Event;

     (d) "Final Expiration Date" shall mean the date which falls 45 days after the later of the date of expiration of the last Eligible Warrant to expire or the issuance of the last share of Class A Common Stock issued pursuant to exercise of any Eligible Warrants; and

     (e) "Exercise Price" shall mean (i) the average closing sale price for 30 consecutive business days (or such other period as the holder hereof may consent to), ending within 15 days of the date of exercise of the Eligible Warrants in the related Exercise Event, of the Class A Common Stock as reported by the Nasdaq National Market System, if the Class A Common Stock is so reported, or
(ii) if not so reported, the last reported sale price for 30 consecutive business days (or such other period as the holder hereof may consent to), ending within 15 days of the date of exercise of the Eligible Warrants in the related Exercise Event, of the Class A Common Stock on the primary exchange on which the Class A Common Stock is traded, if the Class A Common Stock is traded on a national securities exchange, or (iii) if not so reported or traded, the average of the last reported bid and asked prices of the Class A Common Stock for 30 consecutive business days (or such other period as the holder hereof may consent to), ending within 15 days of the date of exercise of the Eligible Warrants in the related Exercise Event, of the Class A Common Stock, as reported by the Nasdaq SmallCap Market or other automated quotation system of a registered national securities association, or (iv) if not so reported or traded, as determined by the Board of Directors of the Corporation in its reasonable discretion (any average calculated as aforesaid to be proportionately adjusted for any stock split, stock dividend, combination or reclassification that took effect during the relevant period).

     This Warrant Certificate is subject to the following provisions, terms and conditions:

     1. Promptly upon each Exercise Event, the Corporation shall give written notice thereof, by first class mail, postage prepaid, to the holder hereof, which notice shall set forth in reasonable detail the nature of such Exercise Event, the number of Subject Shares applicable thereto, the number of Warrants then exercisable as a result thereof and the Exercise Price of such Warrants.

     2. The Warrants evidenced hereby then exercisable may be exercised by the registered holder hereof, in whole or in part, by the surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Corporation), at the principal executive office of the Corporation, 2442 Viscount Row, Orlando, Florida 32809 and upon payment to it by certified or official bank check or checks of the purchase price of the shares of Class A Common Stock purchased, in each case within 30 days of receipt of notice from the Corporation of an Exercise Event as aforesaid (each such period herein referred to as an "Exercise Period"). Any Warrants not exercised during the applicable Exercise Period shall be deemed to have expired. The Corporation agrees that the shares of Class A Common Stock so purchased shall be deemed to be issued to the registered holder hereof on the date on which this Warrant Certificate shall have been surrendered and payment made for such shares as aforesaid. The certificates for such shares shall be delivered to the registered holder hereof within a reasonable time, not exceeding ten business days, after Warrants evidenced hereby shall have been exercised, and a new Warrant Certificate evidencing the number of the Warrants, if any, remaining unexercised shall also be issued to the registered holder within such time unless such Warrants have expired. No fractional shares of capital stock of the Corporation, or scrip for any such fractional shares, shall be issued upon the exercise of any Warrants.

     3. The number and kind of shares of Class A Common Stock of the Corporation subject to each Warrant evidenced hereby shall be subject to adjustment as follows:

     (a) Upon each adjustment of the number of shares of Class A Common Stock directly or indirectly subject to the Eligible Warrants, or any of them (whether as a consequence of any stock split, stock dividend, combination, reclassification, issuance of securities, or otherwise), the number of shares of Class A Common Stock issuable upon exercise hereof shall be similarly adjusted by an amount equal to ten percent of such adjustment in the Eligible Warrants.

     (b) No fractional shares of Class A Common Stock or scrip shall be issued upon exercise of the Warrants evidenced hereby. Instead of any fractional shares of Class A Common Stock which would otherwise be issuable upon exercise of the Warrants evidenced hereby (or portion hereof), the Corporation shall pay a cash adjustment in respect of such fractional share of Class A Common Stock in an amount equal to the same fraction of the then current fair value of a share of Class A Common Stock, as determined in good faith by the Board of Directors of the Corporation.

     (c) No adjustment in the number of shares of Class A Common Stock issuable upon exercise of the Warrants evidenced hereby shall be required unless such adjustment would require an increase or decrease of at least two percent in the number of shares of Class A Common Stock at the time issuable upon exercise of the Warrants evidenced hereby; provided, however, that any adjustments which by reason of this clause (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as otherwise set forth herein, all computations made pursuant to the provisions of this paragraph 2 shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

     (d) For purposes of this Warrant Certificate, the term "Class A Common Stock" shall mean shares of the Class A common stock, $.001 par value, of the Corporation, and shall also include any shares of capital stock of any class of the Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding-up of the Corporation; provided, however, that the shares of Class A Common Stock receivable upon exercise of the Warrants evidenced hereby shall include only shares of Class A Common Stock as constituted on the Issuance Date including any stock into which it may be changed, reclassified or converted.

     4. If any consolidation or merger of the Corporation with another corporation after the Issuance Date, or the sale of all or substantially all of its assets to another corporation shall be effected after the Issuance Date or in case of any capital reorganization or reclassification of the capital stock of the Corporation, then, as a condition of such consolidation, merger or sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant Certificate shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of each Warrant evidenced hereby, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Class A Common Stock of the Corporation equal to the number of shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of one Warrant evidenced hereby had such consolidation, merger, sale, reorganization, or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the registered holder of this

Warrant Certificate to the end that the provisions hereof (including without limitation provisions for adjustment of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation of any shares of stock, securities or assets thereafter deliverable upon the exercise of the Warrants evidenced hereby.

     5. Upon any adjustment of the number of shares of Class A Common Stock subject to the Warrants evidenced hereby, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, to the holder hereof, which notice shall state the number of shares of Class A Common Stock subject to the Warrants evidenced hereby resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         6. In case at any time:

          (a) the Corporation shall declare any dividend upon its shares of Class A Common Stock payable in stock or make any special dividend or other distribution (other than a cash dividend to the holders of its shares of Class A Common Stock);

          (b) the Corporation shall offer for subscription pro rata to the holders of its shares of Class A Common Stock any additional shares of stock of any class or other rights;

          (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all its assets to, another corporation; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, in any one or more of said cases, the Corporation shall give written notice, by first class mail, postage prepaid, to the holder hereof, of the date on which (i) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of shares of Class A Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such written notice shall be given at least 30 days prior to the action in question and not less than 30 days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

     7. The Corporation shall at all times reserve and keep available out of its authorized shares of Class A Common Stock, solely for the purpose of its issue upon the exercise of the Warrants evidenced hereby as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon the exercise of the Warrants evidenced hereby.

     8. The issuance of certificates of shares for Class A Common Stock upon the exercise of the Warrants evidenced hereby shall be made without charge to the holders of such Warrants for any issuance tax in respect thereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Warrants evidenced hereby.

     9. The Corporation will at no time close its transfer books against the transfer of any Class A Common Stock issued or issuable upon the exercise of the Warrants evidenced hereby in any manner which interferes with the timely exercise of such Warrants.

     10. The shares of Class A Common Stock issuable hereunder shall be subject to the registration rights set forth in the Registration Rights Agreement dated this date between the Corporation and Hayward Industries, Inc. to the same extent as if the provisions of said Agreement were reproduced in their entirety in this Warrant Certificate.

     11. The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrant evidenced hereby for all purposes. The registered holder of this Warrant Certificate shall not be entitled to any rights whatsoever as a stockholder of the Corporation except as herein provided.

     12. Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Corporation, upon reimbursement to it of all reasonable expenses incidental thereto, will make and deliver a new Warrant Certificate, of like tenor, in lieu of this Warrant Certificate.

     13. This Warrant Certificate and the Warrants evidenced hereby may not be transferred unless such transfer would not result in a violation of the provisions of the Securities Act of 1933, as amended (herein referred to as the "Act"). Any transfer of this

Warrant Certificate and the Warrants evidenced hereby, in whole or in part, shall be effected upon surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Corporation), at the principal office or agency of the Corporation referred to in paragraph 2.

     14. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid as follows:

                  (1)      if to the Corporation:

                           2442 Viscount Row
                           Orlando, Florida 32809

                           Attention: President

                           with a copy to:

                           Alison Newman, Esq.
                           Bachner, Tally, Polevoy & Misher LLP
                           380 Madison Avenue
                           New York, New York  10017-2590

                  (2) if to the holder of the Warrants evidenced hereby:

                           620 Division Street
                           Elizabeth, New Jersey 07207

                           Attention:  President

                           with a copy to:

                           Howard Kailes, Esq.
                           Krugman, Chapnick & Grimshaw
                           Park 80 West Plaza Two
                           Saddle Brook, New Jersey 07663-5835


Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

         IN WITNESS WHEREOF, Super Vision International, Inc. has caused this Warrant Certificate to be signed by its duly authorized officers and this Warrant Certificate to be dated as of September 25, 1996.

ATTEST:                                        SUPER VISION INTERNATIONAL, INC.



__________________________          By_________________________________

                                FORM OF EXERCISE
                                ----------------
                (to be executed by the registered holder hereof)


The undersigned hereby exercises ______________ Warrants to subscribe for and purchase shares of class A common stock, $.001 par value ("Class A Common Stock"), of Super Vision International, Inc. evidenced by the within Warrant Certificate and herewith makes payment of the purchase price in full. Kindly issue certificates for shares of Class A Common Stock in accordance with the instructions given below. The certificate for the unexercised balance of the Warrants evidenced by the within Warrants Certificate, if any, will be registered in the name of the undersigned.

Dated:


                                            -----------------------------------


Instructions for registration of stock


--------------------------------
Name (please print)


Social Security or Other Identifying Number:


--------------------------------


Address:

--------------------------------
Street


--------------------------------
City, State and Zip Code

                                                                       EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement dated as of September 25, 1996, between Super Vision International, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation") and Hayward Industries, Inc., a corporation duly organized and validly existing under the laws of the State of New Jersey (hereinafter referred to as the "Purchaser").

                              W I T N E S S E T H :

     WHEREAS, the Corporation and the Purchaser are parties to a Stock Purchase Agreement dated as of September 25, 1996 (hereinafter referred to as the "Purchase Agreement") providing for, among other matters, the issuance and delivery by the Corporation to the Purchaser of certain shares (hereinafter referred to as the "Closing Shares") of the class A common stock, $.001 par value (as the same may be constituted from time to time hereinafter referred to as the "Common Stock"), of the Corporation and its Initial Warrants and Protective Warrants (as defined in the Purchase Agreement), each dated this date (hereinafter referred to as the "Warrants") exercisable with respect to the number of shares of Common Stock specified therein (hereinafter referred to as the "Warrant Shares" and, together with the Closing Shares, the "Transaction Shares") of Common Stock; and

     WHEREAS, the Purchaser has also entered into an agreement dated as of September 25, 1996 (hereinafter referred to as the "Option Agreement") with Brett Kingstone (hereinafter referred to as the "Seller") providing for the purchase, at the election of the Purchaser, of certain securities of the Corporation covered thereby (hereinafter referred to as the "Option Shares"); and

     WHEREAS, it is a condition to the acquisition and acceptance by the Purchaser of the Closing Shares and the Warrants that the Corporation execute and deliver this Agreement to the Purchaser;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   ------------

     As used in this Agreement, the following additional terms shall have the following respective meanings:

     The term "Mandatory Registration" shall have the meaning set forth in Paragraph A of Article III hereof.

     The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     The term "Incidental Registration" shall have the meaning set forth in Paragraph A of Article IV.

     The term "a majority of the Registrable Securities" shall mean more than 50% of the number of shares of the Registrable Securities, and shall apply mutatis mutandi whenever a percentage of Registrable Securities greater than a majority is required in this Agreement.

     The term "Person" shall mean an individual, partnership, corporation, trust
or  unincorporated  organization,   or  a  government  or  agency  or  political
subdivision thereof.

     The term "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

     The term  "Registration  Expenses"  shall  have the  meaning  set  forth in
Article VII.

     The term "Registrable  Securities"  shall mean (i) the Transaction  Shares,
(ii) the Option Shares, and (iii) any securities issued or issuable with respect to the securities referred to in clauses (i) and/or (ii) immediately preceding by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

     The term "Registration Statement" shall mean any registration statement of the Corporation which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments (including post-effective amendments) and supplements to such Registration Statement.

     The term "Restricted  Securities"  shall mean any security unless or until:
(i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act; or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a restrictive legend pursuant to the Securities Act and not subject to any stop transfer order has been delivered by or on behalf of the Corporation.

     The term "Securities Act" shall mean the Securities Act of 1933, as amended, as amended from time to time.

     The term  "Selling  Expenses"  shall have the  meaning set forth in Article
VII.

     The term "SEC" shall mean the Securities and Exchange Commission.

     The term "underwritten registration" or "underwritten offering" shall mean a registration in which securities of the Corporation are sold pursuant to a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with an underwriter.

                                   ARTICLE II

                      SECURITIES SUBJECT TO THIS AGREEMENT
                      ------------------------------------

     A. Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

     B. Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected, and whether or not such Registrable Securities or such rights are in the name of a nominee or custodian, and disregarding any contractual conditions relating to the exercise of such right. Without limiting the generality of the foregoing, each holder of the Warrants shall be deemed a holder of Registrable Securities. Notwithstanding the foregoing, no beneficiary of any rights under the Option Agreement shall be deemed to hold any Option Shares unless and until the conditions to release thereof to the Seller pursuant to the escrow agreement dated January 21, 1994 between the Seller and the Corporation have been met.

                                   ARTICLE III

                             MANDATORY REGISTRATION
                             ----------------------

     A. Required Registration. The Corporation covenants that:

          (i) as promptly as practicable subsequent to the date hereof (but in no event later than the first anniversary of the date hereof), and

          (ii) as promptly as practicable after the exercise of any Warrants (but in no event later than the first anniversary of the date of such exercise), and

          (iii) as promptly as practicable after the acquisition of any Option Shares pursuant to the Option Agreement (but in no event later than the first anniversary of such acquisition),

it shall prepare and file with the Securities and Exchange Commission a Registration Statement covering the proposed offer and sale of such Registrable Securities (each herein referred to as a "Mandatory Registration"); provided, however, that, subject to compliance with applicable securities laws, the Corporation, at its option, may in any such case earlier prepare and file with the Securities and Exchange Commission a Registration Statement with respect to all such Registrable Securities at any time after the date of this Agreement (it being understood and agreed that the obligations of the Corporation under clauses (ii) and (iii) immediately preceding shall not be deemed satisfied under such earlier filed Registration Statement unless such Registration Statement is kept effective through the period required under Paragraph B of Article VI hereof (but with the applicable period measured by initial reference in each case to the date of exercise of the Warrants, or acquisition of the Option Shares, requiring such Mandatory Registration), failing which an additional Mandatory Registration or Mandatory Registrations shall be effectuated as contemplated without reference to this proviso).

     B. Expenses. The Corporation shall pay all Registration Expenses related to each such registration, whether or not the Registration Statement with respect to such registration has become effective, and all other expenses incurred by the Corporation in complying with this Article III. All Selling Expenses related to such registration shall be borne by the participating sellers (including the Corporation, if a seller), in proportion to the number of shares sold by each, or by such sellers as they may agree.

         C.       Incidental Rights to Mandatory Registrations

                  The Corporation and any of its securityholders shall have the right to include any of the Corporation's securities in any registration initiated under Paragraph A of this Article III. If any securityholders of the Corporation (other than the holders of Registrable Securities in such capacity) register securities of the Corporation in a Mandatory Registration (in accordance with the provisions of this Paragraph C), such holders shall pay the fees and expenses of counsel to such holders and the incremental amount of Registration Expenses incurred as a result of their participation unless the Corporation has agreed to pay such expenses and, in the opinion of counsel to the Corporation, such payment shall not affect the ability of the Registrable Shares to be qualified under the blue sky laws of any jurisdiction.

                                   ARTICLE IV

                            INCIDENTAL REGISTRATIONS
                            ------------------------

     A. Notice and Request for Incidental Registration. Whenever the Corporation proposes to register any of its securities under the Securities Act, other than pursuant to a Mandatory Registration or a registration on Forms S-4 or S-8 or comparable forms (hereinafter referred to as an "Incidental Registration"), the Corporation shall give written notice to all holders of Registrable Securities of its intention to effect such a registration not later than the earlier to occur of (i) the tenth day following receipt by the Corporation of notice of exercise of other demand registration rights or (ii) 45 days prior to the anticipated filing date. Subject to the provisions of Paragraphs C and D of this
Article IV, the Corporation shall include in such Incidental Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 15 business days after the receipt by the applicable holder of the Corporation's notice. If an Incidental Registration is an underwritten offering effected:

          (i) under Paragraph C of this Article IV hereof, all Persons whose securities are included in the Incidental Registration shall be obligated to sell their securities on the same terms and conditions as apply to the securities being issued and sold by the Corporation; or

          (ii) under Paragraph D of this Article IV hereof, all Persons whose securities are included in the Incidental Registration shall be obligated to sell their securities on the same terms and conditions as apply to the securities being sold by the Person or Persons who initiated the Incidental Registration under said paragraph.

     B. Incidental Registration Expenses. The Corporation shall pay all Registration Expenses related to such registration, or incurred as a result of the participation in an Incidental Registration of the holders of Registrable Securities, whether or not the Registration Statement with respect to such registration has become effective,and all other expenses incurred by the Corporation in complying with this Article IV. Any Selling Expenses related to such registration shall be borne by the participating sellers (including the Corporation, if a seller), in proportion to the number of shares sold by each, or by such sellers as they may agree.

     C. Priority on Underwritten Primary Registration. If an Incidental Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their sole discretion the total number or dollar amount of securities requested to be included in such registration would reduce the number of shares to be offered by the Corporation or interfere with the successful marketing of the shares of stock offered by the Corporation, the Corporation shall include in such registration:

          (i) first, all securities the Corporation proposes to sell; and

          (ii) second, the Registrable Securities and such other securities (provided such securities are of the same class as the securities being sold by the Corporation) requested to be included in such registration in excess of the number of securities the Corporation proposes to sell which, in the sole discretion of such underwriters, would not interfere with the successful marketing of the shares of stock offered by the Corporation (allocated pro rata among the holders of such Registrable Securities and other securities on the basis of the number of securities requested to be included therein by each such holder).

     D. Priority on Underwritten Secondary Registration. If an Incidental Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities, and the managing underwriters advise the Corporation in writing that in their sole discretion the number of securities requested to be included in such registration would reduce the number of shares to be offered by the securityholders initiating such registration or interfere with the successful marketing of the shares of stock offered by the securityholders initiating such registration, the Corporation shall include in such registration:

          (i)  first,   all   securities   requested  to  be  included  in  such
     registration by the securityholders initiating such registration; and

          (ii) second, up to the full number of Registrable Securities and such other securities (provided such securities are of the same class as the securities being sold by the Corporation) requested to be included in such registration in excess of the number of securities the securityholders initiating such registration propose to sell which, in the sole discretion of such underwriters, would not interfere with the successful marketing of the shares of stock offered by the securityholders initiating such registration (allocated pro rata among the holders of such Registrable Securities and other securities on the basis of the number of securities requested to be included therein by each such holder).

     E. Selection of Underwriters. If any Incidental Registration is an underwritten offering, the Corporation shall have the right to select the investment banker or investment bankers and manager or managers to administer the offering.

                                    ARTICLE V

                               HOLDBACK AGREEMENTS
                               -------------------

     Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Article IV hereof agrees, if requested by the managing underwriters, not to effect any public sale or distribution of securities of the Corporation of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration) during the 30-day period prior to, and during the 180-day period beginning on, the closing date of each underwritten offering of Registrable Securities made pursuant to such Registration Statement, to the extent timely notified in writing by the Corporation or the managing underwriters. The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering any such agreement.

                                   ARTICLE VI

                             REGISTRATION PROCEDURES
                             -----------------------

     Whenever Registrable Securities are required to be registered pursuant to this Agreement, the Corporation shall use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

     A. prepare and file with the SEC, not later than twelve months after required to file a Registration Statement for a Mandatory Registration, a Registration Statement on a form for which the Corporation then qualifies which is satisfactory to the Corporation and the holders of a majority of the Registrable Securities being registered and which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Corporation shall furnish to a representative designated by the holders of a majority of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review of such holders, and the Corporation shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which the holders of a majority of the

Registrable Securities covered by such Registration Statement, if any, shall reasonably object;

     B. prepare and file with the SEC such amendments and post effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than six months (or, in the event of a Mandatory Registration, and subject to the provisions with respect to measurement of such period under the proviso contained in Paragraph A of Article III hereof, three years), or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act (except that, in each case upon prior written notice to the holders of Registrable Securities covered by such Prospectus, the Corporation shall not be obligated to maintain the currentness of the Prospectus for up to three periods not in excess of 90 days in the aggregate in each calendar year after registration, if the Board of Directors of the Corporation in good faith determines that the best interests of the Corporation would be materially impaired by disclosure at that time in the Prospectus of material, non-public information with respect to the Corporation); and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

     C. notify the selling holders of Registrable Securities promptly,

          (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

          (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

          (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

          (iv) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

          (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

     D. make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     E. if requested by a holder of Registrable Securities being sold, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the holders of a majority of the Registrable Securities being sold and their respective counsel reasonably conclude should be included in the Registration Statement, so that such Registration Statement conforms in both form and substance to the requirements of the Securities Act, and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or posteffective amendment; in each case under this Paragraph E subject to the exception contained under Paragraph B of this Article VI;

     F. promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to a representative designated by the holders of a majority of Registrable Securities covered by the Registration Statement, make the Corporation's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders may reasonably request;

     G. furnish to each selling holder of Registrable Securities, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     H. deliver to each selling holder of Registrable Securities without charge, a reasonable number of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request (and the Corporation hereby consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto);

     I. prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     J. cooperate with the selling holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

     K. upon the occurrence of any event contemplated by clause (v) of Paragraph C of this Article VI, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; in each case under this Paragraph K subject to the exception contained under Paragraph B of this
Article VI;

     L. cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Corporation are then listed if requested by the holders of a majority of such Registrable Securities if the listing of such securities is then permitted under the rules of such exchange;

     M. take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities as may be reasonably requested by the selling holders of Registrable Securities;

     N. make available for inspection by a representative of the sellers of Registrable Securities, and any attorney, accountant or other agent retained by the sellers, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors and employees to supply all information reasonably requested by any such representative, attorney, accountant or agent solely for use in connection with such registration statement; provided, however, that any records, information or documents that are designated by the Corporation in writing as confidential shall be kept confidential by such Persons pursuant to such reasonable confidentiality agreements as the Corporation may request;

     O. otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Corporation's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods.

                                   ARTICLE VII

                        REGISTRATION AND SELLING EXPENSES
                        ---------------------------------

     For purposes of this Agreement, all underwriting discounts and selling commissions, and transfer taxes and fees and expenses of counsel to the holders of Registrable Securities, applicable to the sale of Registrable Securities (all such expenses being herein referred to as "Selling Expenses"), and all expenses incident to the Corporation's performance of or compliance with this Agreement, including without limitation:

     A. all registration and filing fees (including with respect to filings required to be made with the National Association of Securities Dealers, Inc.);

     B. fees and expenses of compliance with securities or blue sky laws;

     C. printing, messenger, telephone and delivery expenses;

     D. fees and disbursements of counsel for the Corporation;

     E. fees and disbursements of all independent certified public accountants of the Corporation; and

     F. fees and expenses of other Persons retained by the Corporation;

(all such expenses being herein called "Registration Expenses") shall be borne as provided in this Agreement; it being understood and agreed that the Corporation shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit conducted at the end of the Corporation's fiscal year in the ordinary course of business, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange and securities association.

                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------

     A. Indemnification by Corporation. The Corporation agrees to indemnify, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement or Prospectus after the Corporation has furnished such holder with a sufficient number of copies of the same.

     B. Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Corporation, its directors, officers, employees and agents and each Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Corporation specifically for inclusion in such Registration Statement or Prospectus. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     C. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the reasonable fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person, or (c) in the reasonable judgment of any such Person and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party shall be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

     D. Contribution. If the indemnification provided for in this Article VIII is unavailable or insufficient to hold harmless an indemnified party under Paragraphs A or B immediately preceding, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in said Paragraphs A or B, in such proportion as is appropriate to reflect the relative fault of the Corporation, on the one hand, and the participating holders of Registrable Securities, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation on the one hand or such holders on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this Paragraph D were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the prior provisions of this Paragraph D. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the prior provisions of this Paragraph D shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this Paragraph D. Notwithstanding the provisions of this Paragraph D, no participating holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the net proceeds received from the sale of its shares exceeds the amount of any damages that it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Paragraph D no person guilty of fraudulent misrepresentation (within the meaning of Section V(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE IX

                                    RULE 144
                                    --------

     The Corporation covenants that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

                                    ARTICLE X

                   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS
                   -------------------------------------------

     No holder of Registrable Securities may participate in any underwritten registration under Article IV hereof unless such holder (i) agrees to sell such holder's securities on the basis and pursuant to the terms provided in any underwriting approved by the Corporation or the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  --------------

     A. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     B. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as follows:

                  (1)      if to the Corporation:

                           2442 Viscount Row
                           Orlando, Florida 32809

                           with a copy to:

                           Alison Newman, Esq.
                           Bachner, Tally, Polevoy & Misher LLP
                           380 Madison Avenue
                           New York, New York  10017-2590

                  (2)      if to the Purchaser:

                           900 Fairmount Avenue
                           Elizabeth, New Jersey 07207

                           with a copy to:

                           Howard Kailes, Esq.
                           Krugman, Chapnick & Grimshaw
                           Park 80-West Plaza Two
                           Saddle Brook, New Jersey 07663-5835

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

         C. Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior understandings, arrangements, and agreements with respect to the subject matter hereof. No modification hereof shall be effective unless in writing and signed by the party against Which it is sought to be enforced.

         D. Further Action. Each of the parties hereto shall use such party's best efforts to take such actions as may be necessary or reasonably requested by the other party hereto to carry out and consummate the transactions contemplated by this Agreement.

         E. Successors and Assigns. The registration rights granted to the Purchaser under Article III and under Article IV may be transferred to a transferee who acquires any Transaction Shares or the Warrants, or any of them, or the Purchaser's rights under the Option Agreement, which transfer shall be effective when the

Corporation is given written notice by the transferor at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under Article III and IV are being assigned; provided, however, that the rights granted hereunder shall not inure to the benefit of any subsequent holder of Registrable Securities who purchased such Registrable Securities in a registered public offering or pursuant to Rule 144 promulgated under the Securities Act.

     F. Notice of Shares. All references herein to numbers of shares of Registrable Securities shall be subject to appropriate adjustment for stock splits, stock dividends and recapitalizations of the Corporation.

     G. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable in the case of agreements made and to be performed entirely within such State.

     H. Captions. The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

     I. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:                                         SUPER VISION INTERNATIONAL, INC.



_________________________                       By______________________________


ATTEST:                                          HAYWARD INDUSTRIES, INC.



__________________________


By______________________________

                                                                       EXHIBIT D


================================================================================



                     --------------------------------------


                            DISTRIBUTORSHIP AGREEMENT

                         dated as of September 25, 1996

                     --------------------------------------


                        SUPER VISION INTERNATIONAL, INC.

                     ---------------------------------------








================================================================================

                                     TABLE OF CONTENTS

                                                                            Page
ARTICLE I      APPOINTMENT OF DISTRIBUTOR .................................  1

         1.1   Appointment.................................................  1

ARTICLE II     TERM........................................................  2

         2.1   Term of Appointment.........................................  2
         2.2   Consequences of Expiration or Termination...................  3

ARTICLE III    PURCHASE ORDERS; PRICES; COVENANTS..........................  3

         3.1   Purchase Orders.............................................  3
         3.2   Purchase Prices; Payment....................................  3
         3.3   Minimum Purchases...........................................  5
         3.4   Forecasts...................................................  6
         3.5   Product Improvements; New Products; Product
               Warranty....................................................  7
         3.6   Packaging; Shipment.........................................  7
         3.7   Training....................................................  7
         3.8   Insurance...................................................  8
         3.9   Tradenames..................................................  8
         3.10  Taxes; Compliance with Laws.................................  9
         3.11  Protection of Rights........................................  9
         3.12  Exclusivity................................................. 10
         3.13  Confidential Material....................................... 10

ARTICLE IV     REPRESENTATIONS AND WARRANTIES
               OF THE CORPORATION.......................................... 11

         4.1   Incorporation............................................... 11
         4.2   Authorization............................................... 11
         4.3   Conflicts................................................... 11
         4.4   Adequacy of Facilities...................................... 12
         4.5   Proprietary Rights in Products.............................. 12
         4.6   Infringement................................................ 12

ARTICLE V      REPRESENTATIONS AND WARRANTIES
               OF THE DISTRIBUTOR.......................................... 13

         5.1   Incorporation............................................... 13
         5.2   Authorization............................................... 13
         5.3   Conflicts................................................... 13

ARTICLE VI     INDEMNIFICATION............................................. 14

         6.1   Basis of Indemnity.......................................... 14
         6.2   Procedures for Indemnification.............................. 14
         6.3   Payment of Indemnity........................................ 15

ARTICLE VII    RELATIONSHIP OF THE PARTIES................................. 15

         7.1   Independent Contractors..................................... 15

ARTICLE VIII   EMPLOYMENT OF SUPER VISION STAFF............................ 15

         8.1   No-Raid..................................................... 15
         8.2   Indirect Action Prohibited.................................. 16
         8.3   Survival.................................................... 16

ARTICLE IX     MISCELLANEOUS............................................... 16

         9.1   Notices..................................................... 16
         9.2   Entire Agreement............................................ 17
         9.3   Further Action.............................................. 17
         9.4   Most Favored Customer....................................... 17
         9.5   Benefit of Agreement........................................ 17
         9.6   Expenses.................................................... 17
         9.7   Governing Law............................................... 17
         9.8   Captions.................................................... 18
         9.9   Counterparts................................................ 18


Schedule 1 -   Product Warranty

                            DISTRIBUTORSHIP AGREEMENT

     AGREEMENT dated as of the 25th day of September, 1996 by and between SUPER VISION INTERNATIONAL, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), and HAYWARD POOL PRODUCTS, INC., a corporation duly organized and validly existing under the laws of the State of New Jersey (hereinafter referred to as the "Distributor").

                              W I T N E S S E T H:

     WHEREAS, the Corporation is engaged in the business of manufacturing, developing, designing and marketing products with application in, among other areas, the pool, spa and hot tub markets, including, without limitation, any and all applications in or related to pools, spas and hot tubs and the design, construction and installation thereof (such products, whether hereinbefore or hereinafter developed, referred to herein as the "Products" and such markets hereinafter referred to as the "Exclusive Market"); and

     WHEREAS, the Corporation desires, among other matters, to appoint the Distributor as the exclusive, worldwide distributor for the Products in the Exclusive Market, and the Distributor desires to accept such appointment upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           APPOINTMENT OF DISTRIBUTOR

     1.1 Appointment.

     (a) Subject to the terms and provisions of this Agreement, the Corporation hereby appoints the Distributor as its exclusive, worldwide distributor for the marketing, sale and distribution of the Products and each of them: (x) to and through any and all other distributors, agents, representatives and other parties who market, sell and distribute products or services in or to the Exclusive Market, and (y) to end users of the Products insofar as applied in the Exclusive Market.

     (b) Notwithstanding any other provision contained in this Agreement, the parties understand and agree that: the Distributor shall, in each case, direct its efforts pursuant hereto to the marketing, sale and distribution of the Products to distributors, agents, representatives and other parties who the Distributor believes intend to market, sell and distribute the Products in or to the Exclusive Market, and/or to end users who the Distributor believes intend to use the Products insofar as applied in the Exclusive Market; provided, however, that the Distributor shall have no liability or obligation in the event any Product sold hereunder shall be marketed, distributed or sold other than in or to the Exclusive Market or utilized for any applications other than in the Exclusive Market unless such marketing, distribution, sale or utilization occurs as a result of the gross negligence or wilful misconduct of the Distributor.

     (c) For as long as the Corporation shall not have breached its obligations hereunder in any material respect and the term of this Agreement shall remain in effect (and until prior written notice in each event by the Distributor to the Corporation of any purchases theretofore covered by this paragraph (c)), the Distributor shall not purchase or manufacture or distribute any fiber optic lighting products as are within the design and manufacturing capabilities of the Corporation except insofar as incorporated into the Products acquired hereunder from the Corporation and other than molded components, light source housings and landscape fixtures.

                                   ARTICLE II

                                      TERM
                                      -----

     2.1 Term of Appointment.

     (a) The initial term of this Agreement shall expire on December 31, 2001, subject to earlier termination pursuant to the provisions hereinafter set forth. On each December 31 commencing with December 31, 1997, the term of this Agreement shall be automatically extended so as to expire five years thereafter unless, on or prior to the September 30 immediately prior to any such December 31, the Distributor shall have delivered written notice to the Corporation that this Agreement shall not be so extended beyond its then current term and provided that on such December 31 the Distributor shall theretofore not have breached its obligations under Article 3.3 hereof (unless such breach shall have been cured or waived).

     (b) Notwithstanding any other provision contained herein, this Agreement shall be terminable by either party upon ten days' prior written notice to the other party upon: (i) the liquidation or dissolution of the other party; (ii) the filing by the other party of a petition in bankruptcy or for reorganization or the adoption of any arrangement under the bankruptcy laws at any time in effect in any jurisdiction, or any admission seeking the relief therein provided; (iii) the making by the other party of any assignment for the benefit of its creditors; (iv) the consent by the other party to the appointment of a receiver or trustee for all or a substantial part of its property or to the filing of a petition against it under said bankruptcy laws; or (v) the adjudication of the other party as a bankrupt.

     (c) Notwithstanding any other provision contained herein, this Agreement shall further be terminable by either party (hereinafter referred to as the "Non-Defaulting Party"), without prejudice to any of its other legal and equitable rights and remedies, in the event that the other party (hereinafter referred to as the "Defaulting Party") shall have breached any of the material terms or conditions and agreements contained herein to be kept, observed or performed by it, by giving the Defaulting Party 90 days' prior notice in writing, specifying the breach; provided, however, that the Defaulting Party shall have the right to cure such breach within such 90-day period (or if such breach is capable of cure, but such cure cannot reasonably be completed within such period, the Defaulting Party shall have the right to cure such breach within a reasonable time thereafter), in which case this Agreement shall not terminate.

     2.2 Consequences of Expiration or Termination.

     Upon expiration or termination of this Agreement, the Corporation shall be required to deliver and the Distributor shall be required to accept only such Products theretofore ordered from the Corporation pursuant to purchase orders placed in accordance with the terms of this Agreement before such expiration or termination becomes effective.

                                   ARTICLE III

                       PURCHASE ORDERS; PRICES; COVENANTS
                       ----------------------------------

     3.1 Purchase Orders.

     Subject to the provisions of this Agreement (including, without limitation, Section 3.3 hereof), during the term of this Agreement the Distributor shall have the right to place orders with the Corporation for such quantities of the Products, and each of them, as in the Distributor's sole discretion it may require from time to time for sales pursuant thereto, and the Corporation shall promptly manufacture and deliver all such quantities of Products in accordance with the terms of this Agreement.

     3.2 Purchase Prices; Payment.

     (a) The purchase price to the Distributor for each Product during the term of this Agreement, f.o.b. the Corporation's facility in Orlando, Florida, shall be as set forth in the schedule exchanged by the parties contemporaneously herewith, calculated in each case at the date hereof so as to provide to the Distributor a gross margin of 25% (determined in accordance with generally accepted accounting principles), as if the Distributor's prices to customers on the date hereof were equal to the Corporation's selling prices to its other distributors in effect immediately prior to the effectiveness of this Agreement. In the event that, subsequent to the date of this

Agreement, any Products become covered by this Agreement that are not identified on said schedule, the purchase price to the Distributor therefor, f.o.b. the Corporation's facility in Orlando, Florida, shall initially be determined by the parties in good faith so as to provide to the Distributor a gross margin of 25% (determined as aforesaid) based upon competitive selling prices to the Distributor's customers reasonably calculated. All purchase prices shall be exclusive of local, state and federal taxes, which amounts shall be included in each invoice delivered by the Corporation to the Distributor as a separate charge to be paid by the Distributor.

     (b) During the term of this Agreement, all purchase prices hereunder shall be subject to downward adjustment from time to time in each case upon written notice by the Distributor to the Corporation that the Distributor's gross margin (determined in accordance with generally accepted accounting principles) in respect thereof during any fiscal quarter is less than 23%. Each such reduction shall be in an amount sufficient to maintain for the Distributor a gross margin (as so determined) in respect thereof of 25%, based on the Distributor's then current selling price. In each such case, the Distributor shall furnish to the Corporation, together with its written notice, reasonably detailed evidence of its calculations as aforesaid, and the Corporation shall have the right to inspect the books and records of the Distributor related thereto, upon reasonable prior notice and during reasonable business hours, in order to substantiate such calculation.

     (c) Payment by the Distributor to the Corporation of the net amount of each invoice in respect of Products delivered hereunder shall in each case be made within 30 days of the date of the invoice of such shipment; provided, however, that, the Distributor shall have the right (at its election), in respect of purchase orders submitted by the Distributor during the last calendar quarter of any year during the term hereof, to defer the amount of any related invoice, which amount shall be payable in two equal installments on the ensuing May 25 and June 25; provided, however, that the aggregate amount of all such deferred payments (hereinafter referred to as "Early Buy Payments") shall not exceed 25% of any Minimum Purchase Commitment (as hereinafter defined) in effect for such ensuing year. All invoices in respect of Products delivered hereunder by the Corporation to the Distributor shall be dated the date of shipment, and shall not contain any term or condition inconsistent with or supplementing those set forth in this Agreement. Upon discovery by the Distributor that the materials, goods or work furnished contain any defect, patent or latent, or that they fail to conform to any applicable warranties, the Distributor shall, notwithstanding any prior payment therefor and without limiting any other rights available to the Distributor, have the right to reject the materials, goods and work or, if materials or goods have been accepted, to return them to the Corporation, subject to the Corporation's form of product warranty annexed to this Agreement as Schedule 1 except as otherwise set forth in this Agreement. In the event of Catastrophic Failure (as hereinafter defined), the Distributor will further have the right to recover all freight, storage, handling or other expense incurred by the Distributor and be relieved of any payment for the purchase price so paid and/or cancel the order with respect thereto, and Products so returned shall not be replaced without the Distributor's written replacement order. The rights of the Distributor under the immediately preceding sentence shall not extend to end users of the Products, whose rights shall be governed by the form of product warranty hereinafter described. For purposes hereof, "Catastrophic Failure" shall mean a full or partial recall or field service/replacement by the Corporation of any Product, such determination to be made by the Corporation in good faith in the exercise of its reasonable judgment with respect to the existence of any defect, patent or latent, or the failure to conform to any applicable warranties, subject to consultation with the Distributor.

     3.3 Minimum Purchases.

     (a) The Distributor hereby agrees that it shall, during each period set forth below, purchase hereunder Products covering in the aggregate at least the minimum purchase commitment (each hereinafter referred to as a "Minimum Purchase Commitment") identified opposite such period:
                                                              Minimum
                Period                               Period Purchase Commitment
                ------                               --------------------------
         through December 27, 1997                            $1,600,000
         December 28, 1997 through December 26, 1998           2,000,000
         December 27, 1998 through December 25, 1999           2,400,000
         December 26, 1999 through December 30, 2000           2,800,000
         December 31, 2000 through December 29, 2001           3,200,000

; provided, however, that in the event the Distributor does not purchase from the Corporation with respect to any such period an amount equal to or greater than the applicable Minimum Purchase Commitment but purchases from the Corporation with respect to such period an amount equal to or greater than 75% of such Minimum Purchase Commitment, the Distributor shall not be liable to the Corporation in respect thereof and shall not be deemed in breach of this Agreement, provided that there are no outstanding uncovered shortfalls with respect to prior periods and the Distributor purchases from the Corporation an amount which satisfies the deficiency in the next such period (failing which the Distributor shall pay to the Corporation within 30 days after the expiration of such next period an amount equal to 40% of the amount of such deficiency not so satisfied; and, provided, further that, if, during any period (or portion thereof) the Corporation shall not have completed modification of the Sales Agreements (as defined in the Stock Purchase Agreement dated September 25, 1996 between the Corporation and Hayward Industries, Inc. [hereinafter referred to as the "Purchase

Agreement"]) identified on Schedule 2 of the Purchase Agreement in the manner contemplated by clause (ii) of Section 4.6 and Section 8.4 of the Purchase Agreement, the amount of the Minimum Purchase Commitment applicable to such period shall be reduced by an amount equal to (x) the aggregate amount of all sales quotas, minimum purchase targets or similar amounts pursuant to all such Sales Agreement containing exclusive rights plus (y) the aggregate sales in the Excluded Market of all parties to the remaining such Sales Agreements (all amounts described by clauses (x) and (y) immediately preceding in each case to be promptly communicated by the Corporation to the Distributor, and be subject to review by the Distributor pursuant to the procedures described under the final sentence of Paragraph (b) of Section 3.2 hereof). The parties acknowledge and agree that any purchases of Products hereunder in any period, may, at the election of the Distributor, be allocated toward achievement of a Minimum Purchase Commitment with respect to the next subsequent period in an amount (exclusive of Early Buy Payments) not to exceed 20% of the Minimum Purchase Commitment for any such period. The parties further acknowledge and agree that the Distributor shall not be liable to the Corporation in respect of an amount (hereinafter referred to as the "Forgiven Shortfall") of the applicable Minimum Purchase Commitment for any period equal in each case to the purchase price of purchase orders with respect to which the Distributor has submitted its purchase order or orders during such period and shipment thereof is unduly delayed beyond the expiration of such period or shipment consists of non-conforming goods. Purchases under purchase orders giving rise to any Forgiven Shortfall shall not be credited toward the Minimum Purchase Commitment for any period subsequent to that in which the Forgiven Shortfall occurs.

     (b) In the event of the extension of the term of this Agreement pursuant to paragraph (a) of Section 2.1 hereof, the parties shall, on or prior to August 30 immediately preceding each of the Distributor's additional annual fiscal year periods of such extended term beyond December 29, 2001, consult with each other so as to determine the Minimum Purchase Commitment applicable to such ensuing fiscal year, which shall be equal to 80% of the Distributor's sales forecast for such year determined in good faith based upon its reasonable evaluation of such criteria as market size, competitive factors and industry and Distributor growth trends; subsequent to which all provisions applicable to Minimum Purchase Commitments set forth in paragraph (a) of this Section 3.3 shall apply to such Minimum Purchase Commitment determined under this paragraph (b).

         3.4      Forecasts.

     On the first business day of each calendar quarter during the term of this Agreement, the Distributor shall prepare and deliver to the Corporation a forecast of its anticipated purchases of Products during the ensuing twelve-month period (or such shorter period as shall expire with the expiration of the term of this Agreement). The parties understand and agree that each such forecast shall constitute the Distributor's good faith estimate of such purchases but shall not in any manner be construed as a purchase commitment or be binding upon the Distributor.

     3.5 Product Improvements; New Products; Product Warranty.

     (a) The Corporation hereby covenants that the Products, and each of them, conform to the product specifications therefor heretofore delivered to the Distributor, and that the Corporation shall maintain a program of regular Product improvements and Product development, it being understood and agreed that any and all improvements on, modifications to, substitutions in and extensions of the Products, or any of them, and any and all new Products, shall be submitted in writing to the Distributor (in each instance in such detail as shall reasonably be required by the Distributor for its evaluation thereof) for approval thereby. In no event shall such approval be deemed to confer on the Distributor any responsibility or liability of any nature whatsoever therefor or for the design or development of any Products. In addition, the Distributor may from time to time propose modifications to the Products, or any of them, and new Products, in each case consistent with the fiber optic lighting expertise of the Corporation, which the Corporation shall use its reasonable commercial efforts to design, develop and manufacture for distribution hereunder.

     (b) Subject to the provisions of paragraph (c) of Section 3.2 hereof, the Corporation shall warrant the Products, and each of them, sold hereunder pursuant to the form of product warranty annexed to this Agreement as Schedule 1.

     3.6 Packaging; Shipment.

     All Products shall be packaged in accordance with specifications approved by the Distributor, and shall be forwarded in accordance with the Distributor's instructions. Specialized packaging requirements of the Distributor not subject to written agreement between the Corporation and the Distributor shall be at the Distributor's expense. When usual terms of tariffs do not include insurance, shipments shall be forwarded properly insured to their full sales price hereunder with the cost of insurance borne by the Distributor. A packing slip bearing a complete record of the shipment, including the number of the purchase order to which it applies, shall be required with each shipment hereunder.

     3.7 Training.

     The Corporation shall, during the term of this Agreement, be responsive to all requests by the Distributor for information relative to the marketing and sale of the Products, including, without limitation, making its facilities, management and employees available to respond to such requests on reasonable prior notice and during regular business hours. Without limiting the generality of the foregoing, subject to the Distributor's providing a training schedule reasonably satisfactory to both parties, the Corporation, at the Corporation's expense (except for international travel expenses incurred at the request of, and approved in advance by, the Distributor, which shall be borne by the Distributor), shall for a period of six months from the date hereof provide adequate training to such personnel as shall be designated by the Distributor in the use and sale of the Products.

     3.8 Insurance.

     The Corporation shall, at its sole cost and expense, secure and maintain a policy or policies of liability insurance providing itself and the Distributor coverage thereunder and insuring itself and the Distributor against any liability to the public or any users for defects in the design or manufacture of the Products sold. Such policy or policies shall be on an occurrence form per occurrence and in the aggregate in an amount not less than $2,000,000 and upon terms providing coverage which are at least as extensive as those terms which the Distributor shall reasonably deem necessary or appropriate, and shall be issued by insurers of recognized responsibility which are highly rated by a national rating organization. The Corporation shall promptly furnish to the Distributor a copy of each such policy, which policy shall provide, inter alia, written notice to the Distributor of each notice of cancellation of each such policy no less than 30 days prior to the effective date of cancellation.

     3.9 Tradenames.

     The Distributor shall, in its sole discretion, formulate its marketing plans and systems with respect to the Products, and each of them. The Corporation hereby grants to the Distributor, for the term of this Agreement, the non-exclusive, worldwide royalty-free right and license to utilize any and all of the Corporation's trademarks, tradenames, service marks, labels and copyrights (hereinafter referred to, collectively, as the "Trademarks") in the Exclusive Market in connection with the Products (it being acknowledged and agreed that no other party shall hold any such right with respect to the Exclusive Market during such term). The Products, and each of them, shall be marketed and distributed by the Distributor utilizing the designation "Supervision by Hayward", or variant thereof, singly or in combination with any other term. Subject to the foregoing, the Distributor shall determine the trademarks and related indicia accompanying Products sold pursuant hereto. All proprietary rights in the Trademarks (exclusive of any trademarks, tradenames, service marks, labels and copyrights of the Distributor utilized in conjunction therewith) shall remain the exclusive property of the Corporation, subject to the Distributor's license to use such Trademarks. The Distributor hereby agrees that, during the term of this Agreement, the Corporation shall have the right to utilize the Distributor's corporate name and logo in connection with identification by the Corporation of the appointment of the Distributor hereunder. Notwithstanding the foregoing: (i) contemporaneously with the execution and delivery of this Agreement, the Distributor shall acquire the Corporation's entire inventory of sales and marketing materials in exchange for a payment in the amount of $100,000; and (ii) the Distributor shall thereafter, during the term of this Agreement, include the fiber optic lighting category in its builder (MIP) program as from time to time in effect. In addition, the Distributor agrees that, in the event it receives a refund, in whole or in part, of the Corporation's deposit in the amount of $6,200 made with respect to the NSPI trade show, the Distributor shall remit all such amounts to the
Corporation, in the same form as received (together with any endorsement necessary for transfer by delivery), and the Corporation shall be entitled to retain same.

     3.10 Taxes; Compliance with Laws.

     The Corporation shall promptly pay when due all taxes and assessments against the premises or the equipment used in connection with its business, and all liens or encumbrances of every kind or character created or placed upon or against any of said property, and all accounts and other indebtedness of every kind incurred by the Corporation in the conduct of said business. The
Corporation shall comply with all applicable federal, state, county and municipal laws and regulations, now in effect or hereafter enacted, including, without limitation, all environmental laws and all occupational safety and health laws and shall timely obtain any and all permits, certificates, or licenses necessary for the full and proper conduct of its business.

     3.11 Protection of Rights.

     The Corporation shall give prompt notice to the Distributor: (i) of any litigation, arbitration or governmental proceeding, or any threatened litigation, arbitration or governmental proceeding, involving or affecting the Products in any material respect, or any of them; and (ii) any notice received by the Corporation of any lapse, termination, expiration or forfeiture of any right with respect to the Products, or any of them. In addition, in the event failure to do so would have a material adverse effect on the economic benefits conferred on the Distributor under this Agreement in any jurisdiction, and the Distributor requests that the Corporation take such action, the Corporation shall, at its expense, promptly and diligently: (x) pursue filing and prosecuting any and all patent applications based on inventions included within the Products, or any of them, whether made prior or subsequent to the date hereof, and the filing and prosecution of all divisions, continuations, continuations-in-part, reissues or re-examinations thereof, and file, pursue, maintain and renew the registrations of all registered Trademarks and perform all other acts which the Distributor may reasonably request in order to maintain and renew such registrations for use hereunder; and (y) prosecute all such actions or proceedings as are required to terminate infringement on any rights to the Products, the Trademarks, or any of them. In the event the Corporation shall fail to perform any obligation under this Section 3.11, the Distributor may perform such obligation at the expense of the Corporation and upon consultation with the Corporation.

     3.12 Exclusivity.

     In order to enhance the efficiency of the Distributor's exclusive marketing efforts hereunder and avoid realization by third parties of any benefits of the Distributor's efforts to achieve sales of the Products in the Exclusive Market, the Corporation hereby agrees that: (i) it shall not, directly or indirectly, market, sell or distribute the Products to any party who intends, to the best of the Corporation's knowledge, directly or indirectly, to market, sell or distribute products in or to the Exclusive Market, or to any customer who intends, to the best of the Corporation's knowledge, directly or indirectly, to apply the Products in the Exclusive Market; and (ii) in all agreements entered into by it with respect to the distribution of Products, it shall provide for the termination thereof if, after written notice delivered by the Corporation to cease all activities in conflict with the appointment hereunder, such activities continue, and it shall forthwith in each case terminate any such agreement in the event Products continue to be marketed thereunder subsequent to the delivery of such notice.

     3.13 Confidential Material.

     (a) In the event that either party to this Agreement (hereinafter referred to as the "Restricted Party") shall come into possession or obtain knowledge of Confidential Material (as hereinafter defined) of the other party (hereinafter referred to as the "Confidential Party"), such Confidential Material shall be held in absolute secrecy and treated confidentially, and shall not be disclosed, reproduced, published, distributed or by any other means disseminated, in whole or in part, by the Restricted Party or in any manner used for its benefit or the benefit of others, except as shall be specifically necessary for a party to disclose Confidential Material to its directors, officers, employees, agents or representatives to exercise its rights and perform its obligations under this Agreement. Notwithstanding the foregoing, if, as a consequence of no action taken by a Restricted Party in violation of this Section 3.13, such party shall be compelled, by subpoena, civil investigative demand or similar process, to disclose any Confidential Material, such party may disclose such information without liability hereunder, subject to written notice thereof to the Confidential Party. For purposes hereof, "Confidential Material" shall mean all information furnished to the Restricted Party by the Confidential Party, or any of its directors, officers, employees, agents or representatives; provided, however, that the term "Confidential Material" shall not include information which:

          (i) becomes generally available to the trade or public other than as a result of a disclosure by any Restricted Party;

          (ii) was available to any Restricted Party on a non- confidential basis prior to its disclosure to a Restricted Party by the Confidential Party or any of its directors, officers, employees, agents or representatives; or

          (iii) becomes available to any Restricted Party on a non- confidential basis from a source other than the Confidential Party or any of its directors, officers, employees, agents or representatives and, to the knowledge of such Restricted Party, such source has a lawful and unrestricted right to convey such information.

     (b) The parties acknowledge and agree that their respective agreements contained under this Section 3.13 are of a special, unique, and extraordinary nature and that the non- breaching party would suffer irreparable injury as a consequence of the violation thereof, and by reason thereof each party consents and agrees that, if it should in any way violate such provisions, the other party shall be entitled to an injunction to be issued by any court of competent jurisdiction, restraining the violator from committing or continuing any such violation.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                               OF THE CORPORATION
                         -------------------------------

     The Corporation hereby represents, warrants and covenants that:

     4.1 Incorporation.

     The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

     4.2 Authorization.

     The  execution  and  delivery by the  Corporation  of this  Agreement,  the performance by the Corporation of its covenants and agreements hereunder, and the consummation by the Corporation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. When executed and delivered by the Corporation, this Agreement shall constitute the valid and legally binding obligation of the Corporation enforceable against the
Corporation in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

     4.3 Conflicts.

     Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the certificate of incorporation or by-laws of the Corporation or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government, or governmental agency or instrumentality, domestic or foreign, binding upon the Corporation, or conflict with or result in any breach of or event of termination under any of the terms of, or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, the terms of any contract or agreement to which the Corporation is a party or by which the Corporation or any of its properties or assets is bound.

     4.4 Adequacy of Facilities.

     The Corporation owns, licenses or leases, and has the unimpaired use of, all properties, assets and facilities necessary for the fulfillment of its obligations under this Agreement, and shall continue ownership, license or lease of such properties, assets and facilities, as the case may be, and such use, in effect for as long as its obligations hereunder remain outstanding. Without limiting the generality of the foregoing, the Corporation shall utilize all proceeds from the sale of securities to the Distributor, or to any person or entity controlling, controlled by or under common control with the Distributor, solely in furtherance of its performance under this Agreement.

     4.5 Proprietary Rights in Products.

     Neither the Corporation, nor any of its agents, employees or independent contractors, has taken or shall take any action in any way inconsistent with the exclusive ownership by the Corporation of all right, title and interest in and to the Products, as heretofore developed or as hereafter may be developed, free and clear of any encumbrance, lien or charge of any nature whatsoever. No party other than the Corporation has or shall have any right, title or interest whatsoever in the Products which in any way prohibits or restricts the use thereof or any transaction contemplated hereunder, and the Corporation, its agents, employees or independent contractors shall not enter into any arrangement which would have such effect. There are no outstanding options, licenses or agreements of any kind whatsoever entered into by the Corporation, or any agent,




                                      -12
employee or independent contractor of the Corporation, relating to the Products, or any of them, or the development thereof. Any and all patents relating to the Products, or any of them, or the manufacture thereof, are valid and in full force and effect, and no event has occurred and is continuing which, after notice or lapse of time or otherwise, would result in the invalidity or forfeiture of any such patents, or any part thereof, or any of the Corporation's rights thereto.

     4.6 Infringement.

     There are no claims, disputes, actions, suits or proceedings, including, without limitation, suits for infringement, pending or, to the best of the Corporation's knowledge, threatened against or affecting the Products, or any of them, or the manufacture, marketing, distribution, sale or use thereof. Neither the Products, nor any of them, nor the manufacture, marketing, distribution, sale or use thereof by the Corporation or by the Distributor in the manner contemplated by this Agreement, will infringe or conflict with any patents, patent applications, know-how, processes, trade secrets, techniques, procedures or other proprietary property rights held by any third party. The Corporation has not failed to comply with any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or other governmental agency or instrumentality, which relates to the Products, or any of them, or any part thereof, and there is no basis for any claim for compensation, damages or otherwise arising out of any violation of the foregoing.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                               OF THE DISTRIBUTOR
                         -------------------------------

         The Distributor represents, warrants and covenants that:

         5.1      Incorporation.

                  The Distributor is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

         5.2      Authorization.

                  The   execution   and  delivery  of  this   Agreement  by  the
Distributor, the performance by the Distributor of its covenants and agreements hereunder, and the consummation by the Distributor of the transactions contemplated hereby have been duly authorized by all necessary corporate action. When executed and delivered by the Distributor this Agreement will constitute the valid and legally binding obligation of the Distributor enforceable against the Distributor in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

     5.3 Conflicts.

     Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will violate any provision of the certificate of incorporation or by-laws of the Distributor or any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or other order of any court, government or governmental agency or instrumentality, domestic or foreign, binding upon the Distributor or conflict with or result in any breach of or event of termination under any of the terms of, or constitute a default under or result in the termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, the terms of any contract or agreement to which the Distributor is a party or by which the Distributor or any of its assets and properties is bound.

                                   ARTICLE VI

                                 INDEMNIFICATION
                                 ---------------

     6.1 Basis of Indemnity.

     (a) The Corporation hereby agrees to indemnify and hold harmless the Distributor, its directors, officers, employees, agents and their respective legal representatives, successors and assigns, from and against all damages, costs, expenses, losses, claims, demands, liabilities and/or obligations, including, without limitation, reasonable counsel fees (hereinafter referred to, collectively, as "Damages"), resulting from or sustained or incurred by reason of (i) any breach of any warranty, representation, agreement or covenant of the Corporation set forth in this Agreement, or (ii) any allegation that the Products, or any of them, infringe upon any patents, patent applications, know-how, technology, procedures or process of any third party.

     (b) The Distributor hereby agrees to indemnify and hold harmless the Corporation, its directors, officers, employees, agents and their respective legal representatives, successors and assigns from and against any and all Damages resulting from or sustained or incurred by reason of any breach of any warranty, representation, agreement or covenant of the Distributor set forth in this Agreement.

     6.2 Procedures for Indemnification.

     Promptly after receipt by an Indemnified Party (as hereinafter defined) under Sections 6.1(a) or (b) of notice of the commencement of any action by any person not an Indemnified Party (hereinafter referred to as a "Third Party Claim") for which indemnification is available under Section 6.1(a) or (b), such Indemnified Party shall, if a claim in respect thereof is to be made against any Indemnifying Party (as hereinafter defined) under such section, give notice to the Indemnifying Party of the commencement thereof, but the failure so to notify the Indemnifying Party shall not relieve it of any liability that it may have to any Indemnified Party except to the extent the Indemnifying Party demonstrates that the defense of such Third Party Claim is prejudiced thereby. In case any such Third Party Claim shall be brought against an Indemnified Party and it shall give notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in the defense (including negotiation and/or resolution) of such Third Party Claim. Furthermore, unless the Indemnifying Party shall have failed to participate in such defense of a Third Party Claim after notice as aforesaid, the Indemnified Party shall from time to time consult with the Indemnifying Party with respect to any material actions taken with respect to the conduct of the defense (including negotiation and/or resolution of such Third Party Claim) and, without limitation, shall give the Indemnifying Party an additional notice not less than ten days prior to entering into any settlement thereof. Each Indemnified Party shall use all reasonable efforts to mitigate the amount of any Damages.

     6.3 Payment of Indemnity.

     In the event that any party entitled to indemnification hereunder (herein referred to as an "Indemnified Party") shall incur any Damages in respect of which indemnity may be sought pursuant to this Agreement, the party responsible for indemnification (herein referred to as an "Indemnifying Party") shall be given written notice thereof promptly by such Indemnified Party, which notice shall, to the extent reasonably available to such Indemnified Party, specify the amount and nature of the Damages and include the request of such Indemnified Party for indemnification therefor. The Indemnifying Party shall promptly pay to such Indemnified Party the amount of the Damages so specified. Notwithstanding any provision contained under this Article VI to the contrary, no Indemnified Party shall assert any claim for indemnification of any amount if and to the extent entitled to recovery thereof under the insurance described under Section
3.8 hereof.

                                   ARTICLE VII

                           RELATIONSHIP OF THE PARTIES
                           ---------------------------

     7.1 Independent Contractors.

     This Agreement does not constitute either party as an agent, legal representative, joint venturer, partner, employee or servant of the other party for any purpose whatsoever and it is understood between the parties that the relationship is that of independent contractors and under no circumstances shall the employees or consultants of one party be deemed to be employees of the other party. This Agreement shall not be construed as authority for either party to act for, or make any commitment on behalf of, the other party.

                                  ARTICLE VIII

                        EMPLOYMENT OF SUPER VISION STAFF
                        --------------------------------

     8.1 No-Raid.

     The Distributor agrees that, for a period commencing on the date hereof and ending five years following termination of this Agreement, the Distributor shall not, on behalf of any person, firm, corporation, association or any other entity, including itself, directly or indirectly, employ or seek to employ any person who is known to the Distributor, after reasonable inquiry, to be an employee of the Corporation or any of its subsidiaries.

     8.2 Indirect Action Prohibited.

     The Distributor agrees that, during the term of this Agreement, it will not, directly or indirectly, assist or encourage any other person or entity in carrying out, directly or indirectly, any activity that would be prohibited by the provisions of Section 8.1 if such activity were carried out by the Distributor either directly or indirectly and in particular, the Distributor agrees that it will not, directly or indirectly, induce any employee of the Corporation to carry out directly or indirectly any such activity.

     8.3 Survival.

     The provisions of this Article VIII shall survive the termination of this Agreement for any reason.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

     9.1 Notices.

     All notices, requests or instruction hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as follows:

                  (1)      if the Corporation

                           2442 Viscount Row
                           Orlando Florida  32809

                           Attention: President

                  (2)      if to the Distributor

                           620 Division Street
                           Elizabeth, New Jersey  07207

                           Attention: President

Any of the above addresses may be changed at any time by notice delivered to the other party as provided above; provided, however, that any such notice with respect to change of address shall be effective only upon receipt.

     9.2 Entire Agreement.

     This Agreement contains the entire agreement between the parties hereto with respect to the transaction contemplated hereby, and supersedes all prior understandings, arrangements and agreements with respect to the subject matter hereof. No modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

     9.3 Further Action.

     Each of the parties hereto shall use its best efforts to take such actions as may be necessary or reasonably requested by the other party hereto to carry out and consummate the transactions contemplated by this Agreement.

     9.4 Most Favored Customer.

     In the event the Corporation is or becomes party to any distributorship or similar arrangement, and such arrangements contain terms materially more favorable to the purchaser or agent thereunder than are contained herein with respect to the Distributor, then, at the option of the Distributor, this Agreement shall be amended to incorporate such more favorable terms. The Corporation shall as soon as practicable deliver notice to the Distributor of the existence of any such distributorship or similar arrangement, identifying any such more favorable terms or the absence thereof.

     9.5 Benefit of Agreement.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that, other than as provided hereunder, neither party may assign or subcontract its rights or obligations hereunder without the prior written approval of the other party.

     9.6 Expenses.

     Except as otherwise provided herein, each of the parties hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

     9.7 Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable in the case of agreements made and to be performed entirely within such state.

     9.8 Captions.

     The captions appearing in this Agreement are inserted for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

     9.9 Counterparts.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement had duly executed by the parties hereto as of the date first above written.

ATTEST:                                        SUPER VISION INTERNATIONAL, INC.



_______________________________                By_______________________________

                                                  Name:
                                                  Title:


ATTEST:                                        HAYWARD POOL PRODUCTS, INC.




_______________________________                By_______________________________

                                                  Name:
                                                  Title:

                                                                      SCHEDULE 1

                                LIMITED WARRANTY
                                ----------------


SUPERVISION(R) International, Inc. warranties its products, excluding lamps, to be free from defects in material and/or workmanship, under normal use, conditions and service, for a period of ONE YEAR from the date of original purchase.

In the event of a defect in material or workmanship during the warranty period, SUPERVISION(R) will repair or replace (at its discretion) its products under the conditions of the Warranty. SUPERVISION(R) will do so as its expense for the materials but not for shipping. THIS REMEDY IS THE SOLE AND EXCLUSIVELY REMEDY FOR ANY AND ALL CLAIMS RELATING TO ANY BREACH OF WARRANTY BY SUPERVISION(R).

LIMITATIONS, EXCLUSIONS AND OTHER RIGHTS:

     1. Except as provided herein, SUPERVISION(R) makes no other warranties, express or implied, including but not limited to the implied warranties of merchantability or fitness for a particular purpose, and all such warranties are expressly disclaimed. Some states do not allow the exclusion of an implied warranty, so the above exclusion may not apply to you.

     2. SUPERVISION(R) is not responsible for defects or malfunctions in and/or damage to Lighting Systems where a sale is specifically made without warranty. In such sales the disclaimers of warranty and liability; set forth above, shall continue to apply.

     3. The Warranty covers normal consumer use and does not cover damage which occurs in shipment or damage or failure which results from alteration, accident, theft, misuse, abuse, abnormal use, negligent installation, improper maintenance or where adequate care has not been taken to prevent damage to the Lighting System.

     4. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

If you discover a defect or malfunction during the period to which this Warranty applies, write or phone SUPERVISION(R) for information on receiving warranty service.